Exhibit 10.2

SALE AND SERVICING AGREEMENT
Dated as of [___________]

among

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
(Seller, Master Servicer and Custodian)

FIRST HORIZON ASSET SECURITIES INC.
(Depositor)

FIRST HORIZON ABS TRUST 20[__]-HE[_]
(Trust)

and

[_____________]
(Indenture Trustee)

First Horizon ABS Trust 20[__]-HE[_]

i

EXHIBITS

EXHIBIT A	Mortgage Loan Schedule

EXHIBIT B	List of Servicing Officers

EXHIBIT C	Form of Annual Officer’s Certificate

EXHIBIT D	Form of Mortgage Note

EXHIBIT E	Form of Mortgage

EXHIBIT F	Specimen of the Insurance Policy

EXHIBIT G	Form of Lost Note Affidavit

EXHIBIT H	Request for Release

EXHIBIT I-1	Form of Certification to be Provided to the Master Servicer by the Indenture Trustee

EXHIBIT I-2	Form of Master Servicer Certification

EXHIBIT J	Item 1119 Party Schedule

EXHIBIT K	Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement

EXHIBIT L	Form of Sarbanes-Oxley Certification

          This Sale and Servicing Agreement (the “Agreement”) is entered into effective as of [___________], among FIRST HORIZON ABS TRUST 20[__]-HE[_], a Delaware statutory trust (the “Trust”), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, as seller (in such capacity, the “Seller”), as master servicer (in such capacity, the “Master Servicer”) and as custodian (in such capacity, the “Custodian”), FIRST HORIZON ASSET SECURITIES INC., a Delaware limited liability company, as depositor (the “Depositor”), and [_____________], a [___________], as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the “Indenture Trustee”).

PRELIMINARY STATEMENT

          WHEREAS, the Trust desires to purchase from the Depositor a pool of Mortgage Loans which were originated or acquired by the Seller in the ordinary course of business of the Seller;

          WHEREAS, the Depositor, concurrently with the execution of this Agreement, purchased the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the “Mortgage Loan Purchase Agreement”); and

          WHEREAS, the Master Servicer is willing to service such Mortgage Loans in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

          Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accepted Servicing Practices: The Master Servicer’s normal servicing practices in servicing and administering revolving home equity line of credit mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

          Account: Any of the Distribution Account or the Collection Account.

          Accountant’s Opinion: A written opinion of the Master Servicer’s internal accountants, delivered and acceptable to the Indenture Trustee and the Insurer.

          Accrual Period: With respect to each Mortgage Loan and Due Date, the period from and including the preceding Due Date to but not including such Due Date.

          Additional Designated Information: As defined in Section 10.02.

          Additional Balance: As to any Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to Section 2.01.

          Administration Agreement: The Administration Agreement dated as of [_____________] by and among the Indenture Trustee, the Seller, the Trust and [_____________], as administrator, including any amendments and supplements thereto in accordance with the terms thereof.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

          Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

          Appraised Value: The appraised value of a Mortgaged Property based upon the appraisal made by or for the related originator, which appraisal may be obtained using an automated valuation model, in compliance with the Seller’s underwriting criteria, in each case at the time of the origination of the related Mortgage Loan or, if new appraisals are obtained, the appraised value based upon the most recent appraisal, which appraisal may also be obtained using an automated valuation model.

          Assignment Event: (i) The long-term senior unsecured debt rating of the Seller being rated below “BBB-” by Standard & Poor’s and “Baa3” by Moody’s, or (ii) the occurrence of an Event of Servicing Termination.

          Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

          Available Funds Rate: With respect to any Payment Date the product of (i) the average of the Net Loan Rates applicable to the accrual of interest to be paid, weighted on the basis of the related Principal Balance of each Mortgage Loan at the beginning of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous Payment Date and the denominator of which is the Class A Note Principal Balance immediately prior to such Payment Date.

          Base O/C Amount: With respect to any Payment Date on or after the Payment Date occurring in [_________], the product of the Base O/C Percentage and the Cut-Off Date Pool Principal Balance.

          Base O/C Percentage: [___]%.

          BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Book-Entry Note: Any Class A Note registered in the name of the Depository or its nominee, ownership of a security entitlement with respect to which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York, Tennessee or Texas or the city in which the Corporate Trust Office or the office of the Insurer is located are required or authorized by law to be closed.

          Certification Party: As defined in Section 10.05.

          Certifying Person: As defined in Section 10.05.

          Charged-Off Mortgage Loan: As to any Payment Date, (i) any Mortgage Loan in respect of which the Master Servicer has written down all or a portion of the Principal Balance on the Master Servicer’s servicing system, in accordance with Accepted Servicing Practices and (ii) any Mortgage Loan that is 180 days or more delinquent (without duplication).

          Charge-Off Amount: With respect to any Charged-Off Mortgage Loan and Payment Date, the amount by which the related Principal Balance was written down during the related Due Period on the Master Servicer’s servicing system in accordance with Accepted Servicing Practices. In the case of any Mortgage Loan that is 180 days or more delinquent, the charge-off amount shall be 100% of the outstanding Principal Balance of such Mortgage Loan.

          Class A Charge-Off Amount: For any Payment Date the Floating Allocation Percentage of the Charge-Off Amounts incurred during the related Due Period.

          Class A Interest Collections: For any Payment Date the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

          Class A Note: Any Class A Note executed by the Trust and authenticated by the Indenture Trustee substantially in the form set forth in the Indenture.

          Class A Note Owner: The Person who is the beneficial owner of a Book-Entry Note.

          Class A Note Principal Balance: With respect to any date of determination, (a) the Original Class A Note Principal Balance less (b) the aggregate of amounts previously distributed as principal to the Class A Noteholders; provided, however, exclusively for the purpose of determining any subrogation rights of the Insurer, the “Class A Note Principal Balance” of the Class A Notes is not reduced by the amount of any payments made by the Insurer in respect of principal on the Class A Notes under the Policy, except to the extent the payment has been reimbursed to the Insurer pursuant to the provisions hereof.

          Class A Note Rate: For any Payment Date, the least of (a) a per annum rate equal to LIBOR plus [___]%, (b) the Available Funds Rate and (c) the Maximum Rate.

          Class A Noteholder or Holder: The Person in whose name a Class A Note is registered in the Note Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Note registered in the name of the Seller or the Depositor, or any Person actually known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Seller or the Depositor, (y) any Class A Note for which the Seller or the Depositor, or any Person actually known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Seller or the Depositor, is the Class A Note Owner, shall be deemed not to be outstanding (unless to the actual knowledge of such Responsible Officer (i) the Seller or the Depositor, or such Affiliate, is acting as trustee or nominee for a Person who is not an Affiliate of the Seller or the Depositor and who makes the voting decision with respect to such Class A Note or (ii) the Seller or the Depositor, or such Affiliate, is the Class A Note Owner of all the Class A Notes) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained and (z) the Insurer shall be deemed to be the owner of 100% of the Class A Notes so long as no Insurer Default is then continuing.

          Class A Principal Collections: With respect to any Payment Date all Principal Collections received during the related Due Period.

          Class A Principal Distribution Amount: With respect to any Payment Date during (a) the Managed Amortization Period, an amount equal to the positive difference between the Class A Principal Collections received during the related Due Period minus Additional Balances created during the related Due Period and (b) the Rapid Amortization Period, an amount equal to Class A Principal Collections received during the related Due Period, in each case as reduced by the O/C Reduction Amount, if any, for such Payment Date.

          Closing Date: [_____________].

          Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          Collection Account: The custodial account or accounts created and maintained for the benefit of the Class A Noteholders, the Transferor Interest and the Insurer pursuant to Section 3.02(b).

          Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the Credit Limit of such Mortgage Loan at the time such Mortgage Loan was originated or at the time such Mortgage Loan is modified pursuant to Section 3.01(h) and the outstanding principal balance of the Senior Lien(s), if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

          Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [_________________________], Attention: [_______________].

          Credit Limit: As to any Mortgage Loan the maximum Principal Balance permitted under the terms of the related Mortgage Note.

          Cumulative Charge-Off Step-Down Test: With respect to each Payment Date, a test that is satisfied on such Payment Date if, with respect to such Payment Date, cumulative Charge-Offs as a percentage of the Cut-Off Date Pool Principal Balance is equal to or less than the applicable percentage specified below:

Month of Payment Date	Cumulative Charge-Offs as a Percentage of the Cut-Off Date Pool Principal Balance

[_______] – [_______]	[___]%
[_______] – [_______]	[___]%
[_______] and thereafter	[___]%

          Custodian: First Tennessee Bank National Association as Custodian, or any successor hereunder appointed in accordance with the terms hereof.

          Cut-Off Date: [___________].

          Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.06).

          Cut-Off Date Pool Principal Balance: $[_________].

          Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.04.

          Definitive Notes: As defined in the Indenture.

          Delinquency Step-Down Test: With respect to each Payment Date, a test that is satisfied on such Payment Date if, with respect to such Payment Date, the Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans on such Payment Date is equal to or less than [___]%.

          Delinquent Mortgage Loan: A Mortgage Loan is delinquent if the Monthly Payment due thereon is not received by the close of business on the day the related Monthly Payment is scheduled to be made, after taking into account any applicable grace period, in accordance with the terms of the related Mortgage Note and until such delinquency is subsequently cured.

          Deposit Event: Either (i) The short-term debt obligations of the Master Servicer not being rated at least “A-1” by Standards & Poor’s and “P-1” by Moody’s or (ii) the occurrence of an Event of Servicing Termination.

          Depositor: First Horizon Asset Securities Inc., a Delaware corporation.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to any Payment Date, the 18th day of the month in which such Payment Date occurs, or if such day is not a Business Day, then the preceding Business Day.

          Distributable Excess Spread: As to any Payment Date, the lesser of (i) the Excess Spread for such Payment Date or (ii) the excess, if any, of the Specified O/C Amount for such Payment Date over the O/C Amount on such date after giving effect to the distribution of the Class A Principal Distribution Amount and the amount to be distributed pursuant to Section 5.01 (a)I(vii).

          Distribution Account: The account established by the Indenture Trustee pursuant to Section 5.05.

          Draw: With respect to any Mortgage Loan, an additional borrowing by the related Mortgagor subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

          Draw Period: With respect to any Mortgage Loan, the period during which the related Mortgagor is permitted to make Draws.

          Due Date: With respect to any Mortgage Loan and any Monthly Payment, the date on which such Monthly Payment is due from the related Mortgagor.

          Due Period: As to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date.

          EDGAR: The SEC’s Electronic Data Gathering, Analysis and Retrieval system.

          Eligible Account: An account maintained at an Eligible Institution.

          Eligible Institution: Shall mean (1) a depository institution (which may be the Seller) organized under the laws of the United States or any one of the States thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-1” by Standard & Poor’s and (c) has its accounts fully insured by the FDIC or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each Rating Agency and the Insurer. If so qualified, the Indenture Trustee or the Master Servicer may be considered an Eligible Institution for the purposes of this definition.

          Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium) without options and with maturities no later than the expected Payment Date:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is “A 1+” for Standard & Poor’s and “P-1” for Moody’s);

          (iii) certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by Moody’s and Standard & Poor’s in their highest unsecured short-term debt rating category;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor’s and Moody’s in their highest short term rating categories;

          (v) short term investment funds (“STIFS”) sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor’s or Moody’s in their respective highest rating category of long term unsecured debt;

          (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time that the interest is held in such fund has a rating of “Aaa” by Moody’s or either “AAAm” or “AAAm-G” by Standard & Poor’s; and

          (vii) other obligations or securities that are acceptable to each Rating Agency and the Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Class A Notes, as evidenced by a letter to such effect from such Rating Agency and the Insurer and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with each proviso set forth below in the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity and is in accordance with accounting literature in effect as of the Closing Date.

          Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), that is approximately equal to the Principal Balance of such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a rate cap that is equal to or less than the Loan Rate Cap; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 1% higher than the Margin for the Defective Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) have a maturity not later than the Final Payment Date; (vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Insurer.

          ERISA: Employee Retirement Income Security Act of 1974, as amended.

          Event of Servicing Termination: As defined in Section 7.01.

          Excess O/C Amount: As to any Payment Date, the amount by which (i) the O/C Amount for such Payment Date exceeds (ii) the Specified O/C Amount for such Payment Date; provided, however, that following the occurrence of a Rapid Amortization Event, the Excess O/C Amount shall be zero.

          Excess Spread: With respect to each Payment Date, the excess, if any, of (a) the Class A Interest Collections for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (i) through (vi) of Section 5.01(a)I herein on such Payment Date.

          Excess Spread Step-Up Event: With respect to each Payment Date, an event that occurs if the Three Month Rolling Average of Excess Spread is (a) less than [___]% but equal to or greater than [___]% or (b) less than [___]%.

          Exchange Act: The Securities and Exchange Act of 1934, as amended.

          Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust under the Exchange Act.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          Fidelity Bond: As defined in Section 3.06.

          Final Payment Date: The Payment Date in [_________].

          Fiscal Agent: As defined in the Insurance Policy.

          Fixed Loan Rate Balances: The aggregate Principal Balance of all Locked Balances.

          Floating Allocation Percentage: With respect to any Payment Date is the percentage equivalent of a fraction with a numerator equal to the Invested Amount for the previous Payment Date (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the Pool Balance at the beginning of the related Due Period (in the case of the first Payment Date, the Cut-Off Date Pool Principal Balance).

          Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the related aggregate Net Recoveries exceed (ii) the related Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) immediately prior to receipt of the final Recoveries plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Recoveries.

          Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust, the Depositor, the Indenture Trustee, the Owner Trustee, the Master Servicer or any Subservicer, if such Person has actual knowledge thereof.

          Form 10-K Disclosure Item: With respect to any Person, (a) any Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

          Grant: As defined in the Indenture.

          Guaranteed Principal Distribution Amount: As defined in the Insurance Policy.

          HELOC Balance: With respect to any Mortgage Loan, the portion, if any, of the principal balance thereof subject to a variable loan rate.

          Increased Senior Lien Limitation: As defined in Section 3.01(h).

          Indenture: The Indenture, dated as of [___________], between the Issuer and the Indenture Trustee.

          Indenture Trustee: [_____________], a [_______________], as Indenture Trustee under the Indenture or any successor indenture trustee under the Indenture appointed in accordance with such agreement.

          Indenture Trustee Fee: With respect to any Payment Date, an amount no greater than the product of the Indenture Trustee Fee Rate and the outstanding amount of Class A Notes on the first day of the related Interest Period.

          Indenture Trustee Fee Rate: [___]% per annum.

          Indenture Trustee’s Certificate and Statement to Noteholders: As defined in Section 5.03.

          Index: With respect to each Interest Rate Adjustment Date for a Mortgage Loan, the highest “prime rate” as published in the Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the Seller.

          Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement dated as of [_____________] among the Indenture Trustee, the Seller, the Master Servicer, the Depositor and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

          Insurance Policy: The financial guaranty insurance policy (No. [________]) with respect to the Class A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Class A Noteholders, a copy of which is attached hereto as Exhibit F.

          Insurance Policy Draw Amount: As defined in the Insurance Policy.

          Insured Payment: With respect to any Payment Date, an amount equal to the sum of (i) the Guaranteed Principal Distribution Amount for such Payment Date and (ii) excess of the Interest Distribution for such Payment Date over Class A Interest Collections for such Payment Date.

          Insurer: [__________________], a [___________________], or any successor thereto.

          Insurer Default: (i) Any failure of the Insurer to make a payment required under the Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Insurer to the entry of a decree or order for relief in respect of the Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Insurer, or the filing by the Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Insurer or of any substantial part of its property, or the making by the Insurer of an assignment for the benefit of its creditors, or the failure by the Insurer to pay debts generally as they become due, or the admission by the Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Insurer in furtherance of any such action.

          Interest Carryover Shortfall: With respect to any Payment Date and the Class A Notes, the amount by which the related Interest Distribution for such Class A Notes for the preceding Payment Date exceeded the amount of interest that was actually distributed to such Class A Notes on such preceding Payment Date.

          Interest Collections: With respect to each Payment Date, the sum of (i) the amount collected during the related Due Period in respect of the Mortgage Loans and allocated to interest in accordance with the related Mortgage Note including any portion thereof included in any Purchase Price or Substitution Adjustment Amount or Transferor Deposit Amount paid during the related Due Period and (ii) Net Recoveries received during the related Due Period.

          Interest Distribution: With respect to any Payment Date and the Class A Notes, the sum of (a) the related Monthly Interest Distributable Amount for such Class A Notes for such Payment Date, and (b) any related Outstanding Interest Carryover Shortfall for such Class A Notes for such Payment Date.

          Interest Period: With respect to each Payment Date other than the first Payment Date and the Class A Notes, the period from the Payment Date in the month preceding the month of such Payment Date through the day before such Payment Date, and with respect to the first Payment Date the period from the Closing Date through [_____________].

          Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date on which the related Loan Rate is adjusted in accordance with the terms of the related Mortgage Note.

          Invested Amount: With respect to any Payment Date, the Original Invested Amount minus (i) the aggregate of the Class A Principal Distribution Amounts, before taking into account O/C Reduction Amounts, up to and including the related Payment Date and (ii) the aggregate of Class A Charge-Off Amounts since the Cut-Off Date including the Class A Charge-Off Amount for such Payment Date. The Invested Amount on the Closing Date will be the Original Invested Amount.

          Issuer: First Horizon ABS Trust 20[__]-HE[_].

          Item 1119 Party: The Depositor, the Seller, the Master Servicer, the Master Servicer, any Subservicer, the Indenture Trustee, the Owner Trustee, any originator identified in the Prospectus Supplement and any other material transaction party, as identified in Exhibit J hereto, as updated pursuant to Section 10.04.

          LIBOR: For any LIBOR Determination Date and for each Interest Period, other than the first Interest Period, the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date and (ii) for the first Interest Period, will be an interpolated 50-day LIBOR rate. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the Reference Banks, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

          LIBOR Business Day: Any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          LIBOR Carryover Interest Amount: With respect to any Payment Date the excess of the amount of interest that would have been due to Class A Noteholders if interest for such Payment Date had been calculated pursuant to clause (a) of the definition of Class A Note Rate, with interest thereon at the Class A Note Rate, over the amount of interest calculated at the Available Funds Rate, but subject to the Maximum Rate.

          LIBOR Carryover Interest Shortfall: With respect to any Payment Date the amount of LIBOR Carryover Interest Amounts for prior Payment Dates that remain unpaid.

          LIBOR Determination Date: With respect to any Interest Period the second LIBOR Business Day preceding the first day of such period.

          Lien: Any lien, charge, mortgage, claim, participation interest, equity, pledge or security interest of any nature, encumbrances or right of others.

          Limited Exchange Act Reporting Obligations: The obligations of the Master Servicer under Section 7.01 with respect to notice and information to be provided to the Depositor and Article X (except Section 10.07(a)(i) and (ii).

          Liquidated Mortgage Loan: Any Mortgage Loan as to which the Master Servicer has determined that all Recoveries which it expects to recover in connection with the disposition of such Mortgage Loan or related REO Property have been recovered.

          Loan Rate: With respect to any Mortgage Loan as of any day, the variable interest rate applicable under the related Mortgage Note, provided, that if the Lock Feature has been exercised with respect to a Mortgage Loan or any portion thereof, the Loan Rate for such Mortgage Loan or portion thereof shall be the resulting fixed interest rate.

          Loan Rate Cap: With respect to any Mortgage Loan, [__]% per annum.

          Lock Feature: An option available to a Mortgagor under a Mortgage Loan that permits the Mortgagor to convert either the entire outstanding balance due or any portion thereof to a fixed rate closed-end loan.

          Locked Balance: With respect to any Mortgage Loan as to which the Lock Feature has been exercised, the portion of the Principal Balance thereof subject to a fixed Loan Rate.

          Locked Loan: A Mortgage Loan as to which the related Mortgagor exercises the Lock Feature.

          Lost Note Affidavit: An affidavit in the form of Exhibit G.

          Managed Amortization Period: The period from the Cut-Off Date to the earlier of (a) the Payment Date in [_________] and (b) the occurrence of a Rapid Amortization Event.

          Majority Class A Noteholder: The Holder or Holders of Class A Notes representing at least 51% of the aggregate Class A Note Principal Balance.

          Margin: With respect to each Mortgage Loan (other than the Locked Balance of any Mortgage Loan as to which the Lock Feature has been exercised), the spread over the applicable Index, as specified in the related Mortgage Note.

          Master Servicer: First Tennessee Bank National Association as Master Servicer, or any successor hereunder appointed in accordance with the terms hereof.

          Master Servicer Employees: As defined in Section 3.06.

          Master Servicing Fee: With respect to any Payment Date, the product of (i) the Master Servicing Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans as of the opening of business on the first day of the related Due Period (or at the Cut-Off Date with respect to the first Payment Date).

          Master Servicing Fee Rate: [___]% per annum.

          Maximum Rate: [___]% per annum.

          Minimum Transferor Interest: Zero.

          Monthly Interest Distributable Amount: As to any Payment Date and the Class A Notes, interest at the Class A Note Rate that accrued, on the basis of the actual number of days in the Interest Period and a 360 day year, during the related Interest Period on the Class A Note Principal Balance thereof immediately prior to such Payment Date.

          Monthly Payment: With respect to a Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such Mortgage Loan.

          Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

          Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

          Mortgage File: The mortgage documents listed in Section 2.01(b)(i) and (ii), pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement, dated as of [_____________], between the Depositor, as purchaser, and First Tennessee Bank National Association, as seller, relating to the sale of the Mortgage Loans from First Tennessee Bank National Association to the Depositor.

          Mortgage Loan Schedule: The schedule of Mortgage Loans constituting assets of the Trust and thereafter as amended or supplemented pursuant to the terms hereof. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit A, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Principal Balance, separately indicating any Locked Balance and any HELOC Balance, (ii) the account number, (iii) the Credit Limit, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) occupancy and loan purpose, (vi) the Loan Rate as of the Cut-Off Date, separately indicating the Loan Rate applicable to any Locked Balance and any HELOC Balance, (vii) the Margin, (viii) the type of property, (ix) the debt-to-income ratio, and (x) the FICO score.

          Mortgage Loan: A home equity line of credit that is conveyed to the Trust on the Closing Date pursuant to Section 2.01, together with the Related Documents, exclusive of (i) a Mortgage Loan that is transferred to the Seller, from time to time pursuant to Section 2.02 and (ii) a Charged-Off Mortgage Loan with respect to which (a) the Charged-Off Amount is equal to the Principal Balance of such Charged-Off Mortgage Loan immediately prior to such charge-off and (b) the related loan number has been deleted from the Master Servicer’s Recovery Management System, as from time to time are held as a part of the Trust, such Mortgage Loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date and thereafter on the Mortgage Loan Schedule as amended or supplemented pursuant to the terms hereof.

          Mortgage Note: With respect to a Mortgage Loan, the related credit line account agreement executed by the related Mortgager and any amendment or modification thereof.

          Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

          Mortgagee: With respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage Note and any related Mortgage as of such date.

          Mortgagor: With respect to any Mortgage Loan, the obligor or obligors under the related Mortgage Note.

          Net Interest Collections: With respect to each Payment Date, Interest Collections for such Payment Date reduced by the Master Servicing Fee for such Payment Date.

          Net Loan Rate: With respect to any Mortgage Loan on any day, the Loan Rate less (i) the Master Servicing Fee Rate, (ii) the per annum rate at which the Premium Amount is calculated, (iii) the Indenture Trustee Fee Rate, and (iv) [___]% per annum.

          Net Recoveries: With respect to any Charged-Off Mortgage Loan, Recoveries net of unreimbursed Master Servicing Fees with respect thereto.

          Note Register and Note Registrar: As defined in the Indenture.

          O/C Amount: As to any Payment Date, the excess, if any, of (a) the Invested Amount as of the close of business on the last day of the related Due Period over (b) the Class A Note Principal Balance (after giving effect to the distribution of the Class A Principal Distribution Amount and amounts pursuant to Section 5.01(a)I(iv) and (v) for such Payment Date, but before taking into account the O/C Reduction Amount).

          O/C Reduction Amount: As to any Payment Date, an amount equal to the lesser of (i) the Excess O/C Amount for such Payment Date and (ii) the Class A Principal Distribution Amount for such Payment Date, before taking into account the O/C Reduction Amount.

          Officer’s Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Master Servicer, the Seller or the Depositor, as the case may be, and delivered to the Indenture Trustee and the Insurer.

          Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement, the Depository Agreement, the Insurance and Indemnity Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Master Servicer, the Owner Trustee, the Indenture Trustee or the Issuer is a party.

          Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee, who may be in-house counsel for the Master Servicer (or its affiliate) or the Seller (or its affiliate)(except that any opinion pursuant to Section 2.01 or 6.04 or relating to taxation or otherwise as required by the Insurer must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Insurer and the Rating Agency, is reasonably acceptable to each of them.

          Optional Termination Date: Any Payment Date on or after the Class A Note Principal Balance has been reduced to an amount less than or equal to 10% of the Original Class A Note Principal Balance.

          Original Class A Note Principal Balance: $[___________].

          Original Invested Amount: $[____________].

          Outstanding Interest Carryover Shortfall: With respect to any Payment Date and the Class A Notes, the amount of related Interest Carryover Shortfall for such Payment Date and the

Class A Notes, plus one month’s interest thereon at the Class A Note Rate, to the extent permitted by law.

          Owner Trustee: [_______________], a [_______________], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement appointed in accordance with the terms thereof.

          Paying Agent: Any paying agent appointed pursuant to the Indenture.

          Payment Date: The 25th day of each month or, if such day is not a Business Day, then the next Business Day, beginning in [_____________].

          Percentage Interest: As to any Class A Note and any date of determination, the percentage obtained by dividing the principal denomination of such Class A Note by the aggregate of the principal denominations of all Class A Notes.

          Performance Certification: As defined in Section 10.05.

          Permitted Activities: The activities allowed under Section 35 of SFAS 140.

          Person: Any individual, corporation, partnership, joint venture, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Pool Factor: With respect to the Class A Notes and to any Payment Date, the percentage, carried to seven places, obtained by dividing the Class A Note Principal Balance for such Payment Date by the Original Class A Note Principal Balance.

          Pool Principal Balance: With respect to any Payment Date, the aggregate of the Principal Balance of all Mortgage Loans as of the opening of business on the first day of the month in which such Payment Date occurs.

          Preference Event: As defined in Section 4.01(c).

          Premium Amount: The premium payable to the Insurer pursuant to the Insurance and Indemnity Agreement.

          Principal Balance: As to any Mortgage Loan and any day the Cut-Off Date Principal Balance, plus any Additional Balances in respect of such Mortgage Loans minus all collections credited against the Principal Balance of any such Mortgage Loan in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts.

          Principal Collections: With respect to each Payment Date, the amount collected during the related Due Period in respect of the Mortgage Loans and allocated to principal in accordance with the terms of the related Mortgage Note, including any portion thereof included in any Purchase Price or Substitution Adjustment Amount or Transferor Deposit Amount paid during the related Due Period, but excluding any portion of Recoveries.

          Prospectus: The base prospectus of the Depositor dated [_________].

          Prospectus Supplement: The prospectus supplement dated [________], relating to the offering of the Class A Notes.

          Purchase Price: As to any Mortgage Loan repurchased or purchased on any date pursuant to Section 2.02, 2.04, 2.10 or 2.11, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Payment Date on which such Purchase Price will be included in Interest Collections and Principal Collections and (b) 30 days’ interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is the Master Servicer, the amount described in clause (ii) shall be computed at the Loan Rate net of the Master Servicing Fee Rate, (iii) (x) if the Master Servicer is not the Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Master Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Depositor, the Indenture Trustee, the Insurer or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.04 (including any costs and any applicable damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws).

          Purchaser: The Depositor in its capacity as purchaser under the Mortgage Loan Purchase Agreement.

          Qualifying SPE: As set forth in SFAS 140.

          Rapid Amortization Event: As defined in Section 5.07.

          Rapid Amortization Period: The period commencing on the day immediately following the end of the Managed Amortization Period and continuing until the termination of the Trust pursuant to Section 8.01.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Notes at the request of the Master Servicer at the time of the initial issuance of the Class A Notes. If such agency or a successor is no longer in existence, “Rating Agency” shall be such statistical credit rating agency, or other comparable Person, designated by the Master Servicer and the Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean “A-1+” or better in the case of Standard & Poor’s and “P-1” or better in the case of Moody’s and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

          Ratings: The ratings initially assigned to the Class A Notes by the Rating Agencies, as evidenced by letters from the Rating Agencies.

          Recalculated Weighted Average Margin: With respect to any date of determination, a weighted average calculated as (I) the sum of (a) the weighted average Margin of the HELOC Balances as of such date multiplied by the aggregate outstanding HELOC Balances, plus (b) the product of (i) the weighted average Loan Rate on all Fixed Loan Rate Balances as of such date, multiplied by (ii) the aggregate outstanding Fixed Loan Rate Balances divided by (II) the aggregate Principal Balance of the Mortgage Loans as of such date.

          Record Date: The Business Day immediately preceding such Payment Date; provided, however, that if any Class A Note becomes a Definitive Note, the record date for such Class A Notes will be the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

          Recoveries: With respect to a Charged-Off Mortgage Loan, the proceeds (including Released Mortgaged Property Proceeds but not including amounts drawn under the Insurance Policy) received by the Master Servicer in connection with any Charged-Off Mortgage Loan minus related Servicing Advances.

          Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Master Servicer and identified in writing to the Indenture Trustee.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

          Related Documents: With respect to each Mortgage Loan, the documents listed in Section 2.01(b)(ii)(B) through (F).

          Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) mortgage servicing standards employed by the Master Servicer in servicing mortgage loans for its own account and (iii) the Sale and Servicing Agreement.

          REO Property: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

          Reportable Event: Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

          (a) entry into a definitive agreement related to the Trust, the Class A Notes or the Mortgage Loans, or an amendment to an Operative Agreement, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

          (b) termination of an Operative Agreement or any other document entered into in connection with the Trust, the Class A Notes or the Mortgage Loans (other than by expiration of the applicable agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

          (c) with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to the Seller, the Depositor, the Master Servicer, any Subservicer, the Indenture Trustee, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

          (d) with respect to the Trust Administrator, the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an event of default under this Agreement;

(e) any amendment to this Agreement;

(f) the resignation, removal, replacement, substitution of the Master Servicer, any Subservicer or the Indenture Trustee;

          (g) with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Notes has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Notes; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Notes has been materially amended or modified; and

(h) with respect to the Master Servicer and the Depositor only, a required distribution to the Noteholders is not made as of the required Payment Date under this Agreement.

          Reporting Subcontractor: With respect to the Master Servicer, the Indenture Trustee, or any Subcontractor determined by such Person pursuant to Section 10.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

          Request for Release: As defined in Section 3.08.

          Responsible Officer: With respect to the Indenture Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Seller or Master Servicer, the President or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any Secretary or Assistant Secretary.

          SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Sarbanes-Oxley Certification: As defined in Section 10.05.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended.

          Seller: First Tennessee Bank National Association, as Seller under the Mortgage Loan Purchase Agreement.

          Senior Lien: With respect to any Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such Mortgage Loan.

          Servicing Advances: All reasonable and customary unanticipated “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under Sections 3.04, 3.07 or 3.14 hereunder.

          Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer.

          Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

          Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Insurer) by the Master Servicer on the Closing Date, as such list may be amended from time to time, initially set forth in Exhibit B.

          SFAS 140: Statement of Accounting Standards No. 140 of the Financial Accounting Standards Board, as in effect on the date hereof.

          60+Day Delinquent Mortgage Loan: For any Due Period, any Mortgage Loan that is (i) 60 or more days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or (iv) with respect to which the related Mortgaged Property is characterized as REO Property as of the end of such Due Period.

          Specified O/C Amount: With respect to each Payment Date:

          (a) prior to the Payment Date occurring in [_________], the Base O/C Amount;

          (b) on and after the Payment Date occurring in [_________] up to but not including the Step-Down Date:

(1) if an Excess Spread Step-Up Event has not occurred on such Payment Date, the Base O/C Amount; or

(2) if an Excess Spread Step-Up Event has occurred on such Payment Date, the Step-Up Base O/C Amount, or

(c) on and after the Step Down Date

(1) if an Excess Spread Step-Up Event has not occurred on such Payment Date, either:

(A) if both of the Step-Down Tests are satisfied on such Payment Date, the Step Down Base O/C Amount; or

(B) if either of the Step-Down Tests is not satisfied on such Payment Date, the Base O/C Amount; or

(2) if an Excess Spread Step-Up Event has occurred on such Payment Date, the Step-Up Base O/C Amount,

provided; however, that with respect to any Payment Date occurring on or after the Step Down Date, the Insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.

          Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          Step-Down Date: The later to occur of (a) the Payment Date occurring in [________] and (b) the Payment Date on which the Pool Principal Balance as of the last day of the related Due Period is equal to or less than [___]% of the Cut-Off Date Pool Principal Balance.

          Step-Down Base O/C Amount: With respect to each Payment Date, the lesser of (i) the Base O/C Amount, or (ii) [___]% of the Pool Principal Balance as of the Pool Principal Balance as of the last day of the related Due Period; provided that in no event will the amount in clause (ii) be less than [___]% of the Cut-Off Date Pool Principal Balance.

          Step-Down Test: With respect to any Payment Date either the Delinquency Step-Down Test or the Cumulative Charge-Off Step-Down Test.

          Step-Up Base O/C Amount: With respect to each Payment Date (A) if clause (a) of the definition Excess Spread Step-Up Event has occurred as of such Payment Date, the lesser of (i) [___]% of the Cut-Off Date Pool Principal Balance or (ii) [___]% of the Pool Principal Balance as of the last day of the related Due Period and (B) if clause (b) of the definition Excess Spread Step-Up Event has occurred as of such Payment Date, the lesser of (i) [___]% of the Cut-Off Date Pool Principal Balance and (ii) [___]% of the Pool Principal Balance as of the last day of the related Due Period; provided that in the case of each of (A) and (B) the amount will not be less than [___]% of the Cut-Off Date Pool Principal Balance.

          Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(a) in respect of the qualification of a Subservicer.

          Subservicing Agreement: Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee and the Insurer.

          Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage Loan) on such excess through the Due Period relating to the Payment Date for which such Substitution Adjustment will be included as part of Interest Collections and Principal Collections and (y) 30 days’ interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Loan Rate net of the Master Servicing Fee Rate if the Seller is the Master Servicer) and (c) if the Master Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Defective Mortgage Loan and (d) the amounts referred to in clauses (iii)(y) and (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

          Supplemental Mortgage Loan Schedule: As defined in Section 2.06(b).

          Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

          Termination Price: As defined in Section 8.01(b).

          Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans: With respect to each Payment Date, a fraction expressed as a percentage the numerator of which is (a) the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related and the two preceding Due Periods and the denominator of which is (b) the average of the Pool Principal

Balance for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

          Three Month Rolling Average of Excess Spread: With respect to each Payment Date, a fraction expressed as a percentage the numerator of which is (a) the average of the amount of Excess Spread on the current and each of the two immediately preceding Payment Dates and the denominator of which is (b) the average of the Invested Amount for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

          Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement, the Insurance and Indemnity Agreement, the Administration Agreement, the Trust Agreement and the Indenture.

          Transfer Date: As defined in Section 2.09.

          Transfer Notice Date: As defined in Section 2.09.

          Transferor: The owner of the Transferor Interest as shown on the Transferor Interest Register.

          Transferor Deposit Amount: As defined in Section 2.04.

          Transferor Interest: As defined in the Trust Agreement.

          Transferor Interest Collections: With respect to any Payment Date, Interest Collections for the related Due Period minus Class A Interest Collections for such Payment Date.

          Transferor Interest Principal Balance: With respect to any Payment Date, the amount by which the Pool Principal Balance exceeds the Invested Amount, in each case at the end of the related Due Period.

          Transferor Interest Register: As defined in the Trust Agreement.

          Transferor Percentage: For any Payment Date, 100% minus the Floating Allocation Percentage for such Payment Date.

          Trust: First Horizon ABS Trust 20[__]-HE[_], a Delaware statutory trust, which is governed by the Trust Agreement, the corpus of which consists of (i) each Mortgage Loan and the related Mortgage File, including its Cut-Off Date Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust) and all collections in respect of interest and principal received after the related Cut-Off Date; (ii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under any insurance policies maintained in respect of the Mortgage Loans (including any insurance proceeds); (iv) the Collection Account, the Distribution Account and all funds and other property on deposit from time to time therein; (v) its rights under the Mortgage Loan Purchase Agreement (excluding its rights to indemnification under the indemnification provisions thereof); (vi) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor and the Insurer

(provided, however, that neither the Owner Trustee nor the Trust assumes any obligation under any Mortgage Note for the funding of future Draws to the Mortgagor thereunder, and neither the Owner Trustee nor the Trust will be obligated or permitted to fund any such future Draws); and (vii) any and all proceeds of the foregoing.

          Trust Agreement: The Trust Agreement dated as of [________], among First Tennessee Bank National Association, as seller, the Depositor and the Owner Trustee, as amended and restated by that certain Amended and Restated Trust Agreement dated as of [_____________], among First Tennessee Bank National Association, as seller, the Depositor and the Owner Trustee.

          Trust Estate: As defined in the Trust Agreement.

          UCC: The Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

          Underwriter: [_______________], as underwriter of the First Horizon HELOC Notes, Series 20[__]-HE[_].

          Section 1.02 Other Definitional Provisions.

          (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement, as applicable.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

          Section 1.03 Interest Calculations.

          The Monthly Interest Distributable Amount in respect of the Class A Notes shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. The calculation of the Premium Amount, the Master Servicing Fee and the Indenture Trustee Fee shall be made on the basis of twelve 30-day months divided by 360. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II.

CONVEYANCE OF THE MORTGAGE LOANS

          Section 2.01 Conveyance of the Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan and the related Mortgage File, including its Cut-Off Date Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust) and all collections in respect of interest and principal received after the related Cut-Off Date; (ii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) any insurance policies maintained in respect of the Mortgage Loans (including any insurance proceeds); (iv) the Collection Account, the Distribution Account and all funds and other property on deposit from time to time therein; (v) the Mortgage Loan Purchase Agreement (excluding its rights to indemnification under the indemnification provisions thereof); (vi) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor and the Insurer (provided, however, that neither the Owner Trustee nor the Trust assumes any obligation under any Mortgage Note for the funding of future Draws to the Mortgagor thereunder, and neither the Owner Trustee nor the Trust will be obligated or permitted to fund any such future Draws); and (vii) any and all proceeds of the foregoing. Additional Balances shall be included in the related Principal Balance transferred to the Trust pursuant to this Section 2.01 and therefore will be part of the corpus of the Trust.

          The Seller and the Depositor agree to take or cause to be taken such actions (including without limitation (i) the filing of the UCC-1 financing statements with the Secretary of State of the State of Tennessee, in the case of the Seller, and the Secretary of State of the State of Delaware, in the case of the Depositor and the Trust, in each case by no later than 10 days after the Closing Date, describing the Cut-Off Date Principal Balances and Additional Balances related to the Mortgage Loans and (x) naming the Seller as debtor and the Depositor as secured party, in the case of the UCC-1 financing statement for the Seller, (y) naming the Depositor as debtor and the Trust as secured party, in the case of the UCC-1 financing statement for the Depositor, and (z) naming the Trust as debtor and the Indenture Trustee as secured party, in the case of the UCC-1 financing statement for the Trust, and (ii) the filing of any amendments to such UCC-1 financing statements required to reflect a change in the name or jurisdiction of organization of the Seller, the Depositor or the Trust, as the case may be, within 30 days of any event necessitating such filing) as are necessary to perfect and protect the Depositor’s interest, in the case of the Seller, the Trust’s interest, in the case of the Depositor, and the Class A Noteholders’, the Indenture Trustee’s and the Insurer’s interests, in the case of the Trust, in each Cut-Off Date Principal Balance and Additional Balances related to the Mortgage Loans and the proceeds thereof. In addition, the Master Servicer agrees to file or cause to be filed continuation statements with respect to such financing statements as required and for as long as this Agreement and the Indenture remain outstanding.

          In the event any loss is suffered by the Insurer or the Indenture Trustee, on behalf of the Class A Noteholders in respect of any Mortgage Loan as a result of a failure by the Seller or the Depositor to file on or prior to the Closing Date the UCC-1 financing statements referred to in this Section 2.01, the Seller shall on the Business Day next preceding the Payment Date in the month following the Due Period during which such loss occurred purchase such Mortgage Loan. Such purchase shall be accomplished in the same manner as set forth in Section 2.02.

          In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders.

          (b) (i) In connection with such transfer, assignment, sale and conveyance by the Depositor, the Depositor shall cause the Seller to deliver or have delivered to, and deposit with, the Indenture Trustee (or its designee), on or before the Closing Date, the Mortgage Loan Schedule in computer readable format.

      (ii) In connection with such transfer, assignment, sale and conveyance by the Depositor, the Depositor shall cause the Seller to deliver to and deposit with the Custodian, for the benefit of the Indenture Trustee and the Insurer, the following documents or instruments with respect to each Mortgage Loan so assigned:

(A) the original Mortgage Note, endorsed in blank, or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit;

          (B) the original Assignment of Mortgage, from the Seller or an Affiliate to “First Horizon ABS Trust 20[__]-HE[_], [_____________], as Indenture Trustee” which assignment shall be in form and substance acceptable for recording;

          (C) the original recorded Mortgage or a copy of such recorded Mortgage, certified by the Seller as being a true and complete copy thereof; provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Custodian a copy of such original Mortgage, certified by the Seller as being a true and complete copy thereof and certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered to the Custodian the original recorded Mortgage, or a copy thereof, certified by the Seller as being a true and complete copy thereof, promptly upon its receipt thereof;

          (D) (i) if the Credit Limit for such Mortgage Loan is greater than $1,000,000, the original attorney’s opinion of title or the original policy of title insurance, or a copy of the original attorney’s opinion of title or the original policy of title insurance, certified by the Seller as being a true and complete copy thereof; or (ii) if the Credit Limit for such Mortgage Loan is equal to or less than $1,000,000, the Seller may deliver to the Custodian an original lender’s policy of title insurance or a copy of the original lender’s policy of title insurance of a copy thereof, certified by the Seller as being a true and complete copy thereof, or appropriate evidence of lien protection coverage; or (iii) if the Mortgage Loan is a “combo loan” pursuant to which the Seller has also originated the related Senior Lien, the Seller may deliver to the Custodian a copy of the original attorney’s opinion of title or the original policy of title insurance for the first lien mortgage loan;

          (E) all original intervening recorded assignments, or copies of such intervening assignments certified by the Seller as being true and complete copies of the interim assignments (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the related Mortgage); provided that if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; and

(F) originals of all assumption and modification agreements, if any, or copies thereof, certified by the Seller as being true and complete copies thereof,

provided, however, that as to any Mortgage Loan, if as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Owner Trustee, Indenture Trustee, the Insurer, and the Rating Agencies (x) an optical image or other representation of the related document specified in clause (b)(ii)(C) above is enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer or perfect its interest in such Mortgage Loan, such optical image or other representation may be delivered as required in clause (b)(ii).

          The Seller hereby confirms to the Trust, the Indenture Trustee and the Insurer that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been sold to the Depositor by the Seller, sold by the Depositor to the Trust and pledged by the Trust to the Indenture Trustee. The Master Servicer hereby confirms to the Owner Trustee, the Indenture Trustee and the Insurer that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

          The Custodian shall, as custodian and bailee for the benefit of the Trust, the Indenture Trustee, the Class A Noteholders and the Insurer, be entitled to maintain, in accordance with clause (b)(ii) above, possession of the documents and instruments listed in subclauses (A) and (C) through (F) of clause (b)(ii) above, it being understood that the Custodian shall have no obligation to prepare the Assignments referenced in subclause (B) of clause (b)(ii) above unless an Assignment Event shall have occurred. The Custodian shall maintain possession of such documents either through itself or through an Affiliate at its offices in Memphis, Tennessee and/or Irving, Texas or, upon written notice to the Indenture Trustee and the Insurer, at such other location that the Custodian conducts its business. In the event, however, that possession of any such documents or instruments that the Custodian is entitled to hold pursuant to Section 2.01(b) is required by the Master Servicer in order to carry out the duties of the Master Servicer hereunder, then the Master Servicer shall be entitled to request delivery at the expense of the Custodian of such documents or instruments by the Custodian and to retain such documents or instruments for servicing purposes; provided that the Indenture Trustee or such successor Master Servicer shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loan.

          Within 90 days following the occurrence of an Assignment Event specified in clause (i) of the definition thereof, the Custodian will (i) segregate (a) the Mortgage Files from documents and instruments relating to mortgage loans that are not Mortgage Loans and (b) the Mortgage Note from the Related Documents for each Mortgage Loan and shall assemble and maintain the Mortgage Notes together (separate and apart from the Related Documents) and (ii) prepare an Assignment of Mortgage for each Mortgage Loan as contemplated by Section 2.01(b)(ii)(B). The Assignments of Mortgage will be held by the Custodian in the same manner, subject to the conditions provided in the immediately following paragraph.

          Within 90 days following the occurrence of an Assignment Event, the Custodian, at its expense, will submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the Mortgage Loans. In lieu of recording any such Assignments of Mortgage, the Custodian, at its expense, may provide to the Indenture Trustee and the Insurer and Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer, to the effect that recordation of an Assignment of Mortgage in one or more states where the related Mortgaged Properties are located is not necessary to protect the interests of the Owner Trustee, the Indenture Trustee or the Class A Noteholders in the related Mortgage Loans. In the event that any such Assignment of Mortgage submitted in accordance with this paragraph is lost or returned unrecorded because of a defect therein, the Custodian, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Custodian shall be required to submit each such Assignment of Mortgage to the appropriate recording office for recording. Any failure of the Custodian to comply with this Section shall result in the obligation of the Seller to purchase such Mortgage Loans pursuant to the provisions of Section 2.04 or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.06.

          (c) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property described above by the Depositor to the Trust, as provided in this Agreement, be, and be construed as, a sale of all of the Depositor’s right, title and interest in the Mortgage Loans and the other property described above by the Depositor to the Trust. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other property described above by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described above are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the other property described above, then, (x) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC, and (y) the Depositor hereby grants to the Trust a security interest in and to all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired or arising, in and to the corpus of the Trust.

          The possession by the Indenture Trustee, or its designee, of Mortgage Files, including the Mortgage Notes and the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper (tangible and electronic) or certificated securities shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-312, 9-313 and 8-106 thereof); and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Indenture Trustee or its designee, as applicable, for the purpose of perfecting such security interest under applicable law. The Seller, the Master Servicer, the Depositor and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust and the Indenture Trustee on behalf of the Class A Noteholders and the Insurer shall have all of the rights and remedies of a secured party and creditor under the UCC. Notwithstanding the foregoing, in taking such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law, and maintaining such throughout the term of this Agreement, the Indenture Trustee may rely upon the Opinion of Counsel delivered to it pursuant to Section 3.6 of the Indenture.

          (d) The Indenture Trustee agrees, for the benefit of the Class A Noteholders and the Insurer, within 60 days after (x) the occurrence of an Assignment Event described in clause (i) of the definition thereof, to review the Mortgage Notes, and (y) the occurrence of an Assignment Event described in clause (ii) of the definition thereof, to review the Mortgage Notes and the Related Documents to ascertain that all documents required to be delivered on such delivery date have been executed and received, and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule and that the Assignments of Mortgage (if required to be delivered) have been endorsed as set forth in Section 2.01(b)(ii)(B), and in so doing the

Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within the related 60-day period the Indenture Trustee finds any document constituting a part of a Mortgage File required to be reviewed by it not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Indenture Trustee determines such part of the Mortgage File is otherwise defective in any material respect, the Indenture Trustee shall notify the Seller, the Depositor and the Insurer in accordance with the second paragraph of this Section 2.01(d), and the Seller shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Indenture Trustee and the Insurer in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided, further, that prior to any such extension the Seller shall deliver to the Indenture Trustee a true copy of such document certified by the Seller to be a true and correct copy, the original of which has been transmitted for recordation.

          On or prior to the end of the 60 day period described in the first sentence of this Section 2.01(d), the Indenture Trustee shall deliver to the Seller, the Depositor and the Insurer, an initial certification, and for a period of 90 days thereafter updates every 30 days, in a form acceptable to the Depositor and the Insurer, signed by a Responsible Officer of the Indenture Trustee, to the effect that it has reviewed the Mortgage Files pursuant to this Section and has determined that all documents required to be delivered have been executed and received by the Indenture Trustee, subject to any exceptions identified in such certification. Promptly at the end of the 90-day period described in this paragraph, the Indenture Trustee shall deliver to the Seller, the Depositor and the Insurer, a final certification as to any remaining document deficiencies, whereupon the Depositor shall repurchase any related Defective Mortgage Loans pursuant to Section 2.02(b).

          (e) The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

          Section 2.02 Acceptance by Indenture Trustee.

          (a) The Indenture Trustee hereby acknowledges its receipt of the Insurance Policy and the sale and assignment of the Mortgage Loans and, subject to the review provided for in Section 2.01, declares that, when delivered to the Indenture Trustee, or the Custodian on its behalf, in accordance with Section 2.01(b), the Indenture Trustee, or the Custodian on its behalf will hold the documents constituting the Mortgage Files, and that all amounts received by it under the Indenture in trust, upon the terms herein set forth, for the use and benefit of all present and future Class A Noteholders and the Insurer.

          (b) If the Seller is given notice under Section 2.01(d) and if the Seller does not correct or cure such omission or defect within the 90-day period specified in Section 2.01(d), the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan, as provided in Section 2.06, for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.04. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Class A Noteholders, the Indenture Trustee, the Owner Trustee or the Transferor.

          The Master Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

          Section 2.03 Representations and Warranties Regarding the Seller and the Master Servicer.

          (a) The Seller and Master Servicer, each as to itself, hereby represents and warrants to the Indenture Trustee, the Insurer and the Class A Noteholders, that, as of the Closing Date:

          (i) Each of the Seller and the Master Servicer is a national banking association, duly organized, validly existing under the laws of the United States and has the power and authority to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Master Servicer is duly qualified to do business in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans or (d) the ability to foreclose on the related Mortgaged Properties;

          (ii) Each of the Seller and the Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

          (iii) Each of the Seller and the Master Servicer holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

          (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or the Master Servicer or any of its properties or any provision of its articles of incorporation or bylaws or other formation documents, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

          (v) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s and the Master Servicer’s business;

          (vii) Neither the Seller nor the Master Servicer is insolvent, nor will the Seller or the Master Servicer be made insolvent by the transfer of the Mortgage Loans, nor is the Seller or the Master Servicer aware of any pending insolvency;

          (viii) Neither the Seller nor the Master Servicer is in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or the Master Servicer, which violation would materially and adversely affect the Seller’s or the Master Servicer’s condition (financial or otherwise) or operations or any of the Seller’s or the Master Servicer’s properties or materially and adversely affect the performance of any of its duties hereunder;

          (ix) There are no actions or proceedings against, or investigations of it, pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller or the Master Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s and the Master

Servicer’s performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

          (x) The Master Servicer represents and warrants that the collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business and in accordance with Accepted Servicing Practices;

          (xi) The Master Servicer represents and warrants that it believes that the Master Servicing Fee Rate provides a reasonable level of base compensation to the Master Servicer for servicing the Mortgage Loans on the terms set forth herein;

          (xii) The Seller represents and warrants that it did not sell the Mortgage Loans to the Depositor as Purchaser under the Mortgage Loan Purchase Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Depositor as Purchaser under the Mortgage Loan Purchase Agreement;

(xiii) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

          (xiv) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Mortgage Loan Purchase Agreement and this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

          (xv) The Seller represents, warrants and covenants that so long as the Class A Notes remain outstanding, this Agreement shall be treated as an official record of the Seller within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e));

(xvi) The Seller represents and warrants that the Seller received adequate consideration for the sale of the Mortgage Loans at the time of the transfer;

          (xvii) The Seller represents and warrants that the Seller and the Depositor intended that the transfer constitute a sale for all purposes other than tax purposes, and the Mortgage Loan Purchase Agreement reflects such intentions; and

          (xviii) The Seller represents and warrants that the Mortgage Loans were not transferred fraudulently, in contemplation of the Seller’s insolvency, or with the intent to hinder, delay, or defraud the Seller or its creditors.

          (b) The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Indenture Trustee, the Class A Noteholders or the Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible

Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Seller or the Master Servicer, as appropriate, shall cure such breach in all material respects.

          Section 2.04 Representations and Warranties of the Seller Regarding the Mortgage Loans. The Seller hereby represents and warrants to the Trust, the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows as of (x) the Cut-Off Date with respect to each Mortgage Loan, and (y) as of the date of such substitution with respect to each Eligible Substitute Mortgage Loan (and to the extent expressly stated therein as of such other time), unless otherwise specifically set forth herein:

(i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-Off Date;

          (ii) As of the Closing Date, the related Mortgage File contains the documents and instruments referred to in Section 2.01(b) other than the Assignment of Mortgage referred to in Section 2.01(b)(ii)(B);

          (iii) As of the Closing Date, each Mortgaged Property is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

(iv) As of the Closing Date, each Mortgage Loan is being serviced by the Master Servicer or one or more Subservicers according to Accepted Servicing Practices;

          (v) As of the Closing Date, each Mortgage Loan is a revolving home equity loan. Each Mortgage Note provides for Monthly Payments which (a) during the related Draw Periods are at least equal to accrued interest during such Accrual Period and (b) after the end of the related Draw Period, if timely paid on the Due Date therefor, are sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

          (vi) As of the Closing Date, the Mortgage Note related to each such Mortgage Loan bears a variable Loan Rate and there is only one original of each Mortgage Note (except with respect to those Mortgage Loans for which the Lock Feature has been exercised);

          (vii) As of the Closing Date, each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second lien Mortgage Loan, only to a Senior Lien or Senior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, if any, or alternative title protection, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (viii) As of the Closing Date, no Mortgage Note and related Mortgage has been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no Liens; the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to the Mortgage Loan Purchase Agreement; and immediately upon the transfer and assignment therein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, equitable, and when recorded marketable, title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

(ix) None of the Mortgage Loans was 30 or more days delinquent as of the Cut-Off Date and to the best of the Sellers knowledge, none of the Mortgage Loans is subject to a bankruptcy proceeding;

          (x) As of the Closing Date, no Mortgage Loan is subject to any right of rescission, set off, material counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

          (xi) As of the Closing Date, to the best of the Seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in paragraph (xiii) below;

          (xii) Each Mortgage Loan at the time it was made or as of the Closing Date, complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable state, local and federal laws and regulations, including, without limitation, applicable predatory and abusive lending laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, material disclosures and predatory lending laws applicable to the Mortgage Loan;

          (xiii) With respect to each Mortgage Loan with a Credit Limit of more than $1,000,000, either (a) a lender’s title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the Seller and its successor’s and assignees’ interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to the exceptions of the character referred to in paragraph (vii) above, was valid and in full force and effect on the date of the origination of such Mortgage Loan or (b) an attorney’s opinion of title was prepared, or lien protection coverage was obtained, in connection with the origination of such Mortgage Loan;

          (xiv) As of the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 3.04 and 3.05;

          (xv) As of the Closing Date, a flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 3.04 or 3.05, if and to the extent required by Sections 3.04 or 3.05;

          (xvi) As of the Closing Date, to the best of the Seller’s knowledge, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed. The Mortgage Note and the Mortgage have been duly and properly executed by the parties thereto. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or to the Seller’s knowledge, on the part of any other party involved in the origination of the Mortgage Loan;

          (xvii) As of the Cut-Off Date, no more than [___]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area. As of the Cut-Off Date, at least [___]% of the Cut-Off Date Pool Principal Balance is secured by Mortgaged Properties that are owner-occupied residences, based on representations by the related Mortgagors. The Mortgaged Property is lawfully occupied under applicable law;

          (xviii) As of the Closing Date, the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if required by applicable law, and which has been or will be held by the Seller or delivered to the Indenture Trustee in accordance with the provisions of this Agreement. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or are in the process of being recorded;

          (xix) As of the Closing Date, no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgage has been released in whole or in part, in either case, that would have a material adverse affect on the related Mortgage Loan;

(xx) As of the Closing Date, there are no defaults in complying with the terms of any Mortgage;

          (xxi) As of the Closing Date, to the best of the Seller’s knowledge (i) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and (ii) each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

          (xxii) As of the Closing Date, to the best of the Seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (xxiii) As of the Closing Date, to the best of the Seller’s knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (xxiv) All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid, and no Mortgagor is entitled to any refund of any such amount paid or due under the related Mortgage or Mortgage Note;

(xxv) As of the Closing Date, no Mortgage Note is or was secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(xxvi) As of the Closing Date, there is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

          (xxvii) As of the Closing Date, with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust, the Indenture Trustee or the Class A

Noteholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxviii) As of the Closing Date, no Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

          (xxix) As of the Closing Date, to the best of the Seller’s knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

          (xxx) As of the Closing Date, each Mortgage contains customary and enforceable provisions which, subject to clause (xvi) above, render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage;

          (xxxi) As of the Closing Date, to the best of the Seller’s knowledge, there does not exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, except as ordinarily used or generated in residences and in compliance with applicable law;

          (xxxii) As of the Closing Date, all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

          (xxxiii) As of the Closing Date, the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

          (xxxiv) As of the Closing Date, except as set forth in clause (x) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

          (xxxv) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

(xxxvi) All of the Mortgage Loans were originated in accordance with the underwriting criteria in effect at the time of origination;

          (xxxvii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Prospectus; each Mortgage Note and Mortgage is in substantially one of the forms attached as Exhibit D and Exhibit E;

(xxxviii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust, the Class A Noteholders or the Insurer;

(xxxix) As of the Cut-Off Date, no Mortgage Loan had a Combined Loan to Value Ratio at the time of origination of more than 100%;

(xl) Each Mortgage Loan was originated by or for the Seller;

(xli) As of the Closing Date, the Seller has not received a notice of default of a Senior Lien which has not been cured;

          (xlii) Each of the documents and instruments included in a Mortgage File referred to in Section 2.01(b)(ii)(A) and (C) through (F) is, and at such time as Assignments of Mortgage are required to have been prepared, such Assignments of Mortgage will have been, duly executed and in due and proper form and each such document or instrument is or will be in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans;

(xliii) The Mortgage Loans constitute either “promissory notes” or “general intangibles” within the meaning of the New York UCC;

          (xliv) As of the Closing Date, all consents and approvals required by the terms of each Mortgage Loan to the sale of such Mortgage Loan to the Purchaser under the Mortgage Loan Purchase Agreement have been obtained;

          (xlv) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Trust Estate in favor of the Trust for the benefit of the Class A Noteholders and the Insurer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller;

          (xlvi) The Seller has caused or will cause, within 10 days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (A) the security interest in the Mortgage Loans granted by the Seller to the Purchaser under the Mortgage Loan

Purchase Agreement, (B) the security interest in the Trust Estate granted by the Depositor to the Trust under this Agreement, and (C) the security interest in the Collateral granted by the Trust to the Indenture Trustee pursuant to the Indenture;

          (xlvii) As of the Closing Date, other than the security interest granted by the Seller to the Purchaser pursuant to the Mortgage Loan Purchase Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Purchaser under the Mortgage Loan Purchase Agreement. The Seller is not aware of any judgment or tax lien filings against the Seller;

          (xlviii) As of the Closing Date, the Seller has in its possession all original or certified copies of the Mortgage Notes that constitute or evidence the Mortgage Loans. The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser. All financing statements filed or to be filed in favor of the Purchaser in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee;”

(xlix) All Mortgage Loans originated in, or on properties located in the State of Texas were made in compliance with the Constitution of the State of Texas;

          (l) No Mortgage Loan is a “high cost loan” as defined by the applicable local, state or federal predatory and abusive lending laws. All Mortgage Loans were originated in compliance with applicable anti-predatory and abusive lending laws (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(d) Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

          The representations and warranties set forth above in paragraphs (xlv), (xlvi), (xlvii) and (xlviii) shall survive the termination of this Agreement and may not be waived in whole or in part.

          With respect to the representations and warranties set forth in this Section that (i) are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, or (ii) refer to a material counterclaim or defense or a material disclosure, if it is discovered by the Depositor, the Seller, the Owner Trustee, the Master Servicer, the Insurer or the Indenture Trustee that the substance of such representation and warranty is inaccurate without, in the case of (ii) above, determining whether the defense, counterclaim or disclosure was “material,” and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding (i) the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, or (ii) whether such defense, counterclaim or disclosure is or is not material, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty, the Seller shall cure, repurchase or substitute in accordance with this Agreement.

          It is understood and agreed that the representations and warranties set forth in this Section shall survive the transfer of the Mortgage Loans to the Trust and the termination of the rights and obligations of the Master Servicer pursuant to Section 6.04 or 7.01 herein. Upon discovery by the Depositor, the Seller, the Master Servicer, the Insurer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning materiality or the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Class A Noteholders or the Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer. Within 90 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects and if such breach is not cured by the end of such 90-day period, the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such 90-day period expired at the Purchase Price of such Mortgage Loan or, in the case of a substitution, in accordance with Section 2.06; provided, however, that, in the event such breach is not cured within such 90-day period, with the consent of the Insurer, the Seller will not be required to repurchase such Mortgage Loan or substitute an Eligible Substitute Mortgage Loan until the earlier of (i) such time as such Mortgage Loan becomes and remains delinquent in payment for a period of 90 consecutive days and (ii) commencement of any litigation, the subject of which relates to the Mortgage Loan. In connection with any purchase pursuant to this paragraph, such purchase may be made by reducing the Transferor Interest by the lesser of (x) the amount of the Transferor Interest in excess of the Minimum Transferor Interest and (y) the amount specified in clause (i) and (ii) of the definition of Purchase Price and by remitting to the Master Servicer for deposit to the Collection Account the balance of the Purchase Price as set forth below (any such balance is referred to as the “Transferor Deposit Amount”). In all other cases the Purchase Price and any Substitution Adjustments for the purchased Mortgage Loan shall be remitted to the Master Servicer for deposit in the Collection Account on the Determination Date immediately following such 90-day period; provided that the Indenture Trustee shall remit to the Depositor or the Insurer, as applicable, the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Depositor or the Insurer. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Class A Noteholders, the Indenture Trustee, the Owner Trustee or the Transferor.

          The Master Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Class A Noteholders, the Owner Trustee, the Insurer and the Indenture Trustee on behalf of Class A Noteholders and the Transferor in respect of the Transferor Interest.

          Section 2.05 Representations and Warranties of the Depositor.

          The Depositor represents and warrants to the Trust and the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows:

          (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the transfer by the Depositor to the Trust of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust;

(iv) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted;

(vi) The Mortgage Loans constitute either “promissory notes” or “general intangibles” within the meaning of the applicable UCC;

(vii) All consents and approvals required by the terms of each Mortgage Loan to the sale of such Mortgage Loan hereunder to the Indenture Trustee have been obtained;

          (viii) The Depositor has caused or will have caused, within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans granted to the Indenture Trustee hereunder;

          (ix) Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

          (x) The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed in favor of the Indenture Trustee in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.

          It is understood and agreed that the representations and warranties set forth in (i) through (xi) above shall survive the transfer of the Mortgage Loans to the Trust.

          Section 2.06 Substitution of Mortgage Loans. (a) On a Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Sections 2.02, 2.04 or 2.10, the Seller may deliver to the Trust one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans or Locked Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02, 2.04 or 2.10. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account by 12:00 p.m. New York City time on the third Business Day prior to the Payment Date in the month succeeding the calendar month in which the related cure period expired.

          (b) The Seller shall notify the Master Servicer, the Insurer and the Indenture Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Sections 2.02, 2.04 or 2.10 of its intention to effect a substitution under this Section 2.06. On such Determination Date (the “Substitution Date”), the Seller shall deliver to the Insurer and the Indenture Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer’s Certificate (A) stating that no Event of Servicing Termination shall have occurred and be continuing, (B) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the “Supplemental Mortgage Loan Schedule”) setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (C) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04, 2.10 and this Section 2.06 and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account; provided that the Indenture Trustee shall remit to the Depositor or the Insurer, as applicable, the portion of the amount, if any, of the Substitution Adjustment referred to in clause (d) of the definition thereof to the extent such amount is incurred by or imposed on the Depositor or the Insurer. Upon receipt of the foregoing, the Trust shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

          (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.06(a) above and the transfer of such Eligible Substitute Mortgage Loans to the Trust pursuant to Section 2.06(a), Exhibit A to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related substitution date, as the case may be, as to such Eligible Substitute Mortgage Loans.

          (d) As to any Eligible Substitute Mortgage Loan or Loans, the Seller shall cause to be delivered to the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.01. For any Due Period during which the Seller purchases one or more Defective Mortgage Loans, the Master Servicer shall determine the amount that shall be deposited by the Seller in the Collection Account at the time of substitution. Any amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Due Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Master Servicer in the Collection Account. All amounts received by the Master Servicer during the Due Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Indenture Trustee shall be deposited by the Master Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Class A Noteholders or the Insurer.

          Section 2.07 Tax Treatment. It is the intention of the Seller and the Class A Noteholders that the Class A Notes will be indebtedness for federal, state and local income, single business and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of this Agreement shall be interpreted to further the intent of the parties hereto. The Seller, the Indenture Trustee and each Class A Noteholder (or Class A Note Owner) by acceptance of its Class A Note (or, in the case of a Class A Note Owner, by virtue of such Class A Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Class A Note (or beneficial interest therein), for purposes of federal, state and local income, single business and franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Estate and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Noteholder agrees that it will cause any Class A Note Owner acquiring an interest in a Class A Note through it to comply with this Agreement as to treatment of the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

          Section 2.08 Covenants of the Depositor. The Depositor covenants that:

          (a) Except for the transfer under this Agreement, the Depositor will not transfer any Mortgage Loan to any other person, or create or suffer to exist any Lien on any Mortgage Loan or any interest in one, whether existing now or in the future; the Depositor will notify the Indenture Trustee of the existence of any Lien on any Mortgage Loan immediately on its discovery; and the Depositor will defend the right, title, and interest of the Trust in the Mortgage Loans, whether existing now or in the future, against all claims of third parties claiming through the Depositor.

          (b) The Depositor shall not transfer, assign, exchange, pledge, finance, hypothecate or grant a security interest in the Transferor Interest except in accordance with Section 3.13 of the Trust Agreement.

          (c) So long as the Class A Notes are outstanding the Depositor will not incur any debt other than debt that (i) is non-recourse to the assets of the Depositor other than the mortgage loans specifically pledged as security for the debt, or (ii) is subordinated in right of payment to the rights of the Class A Noteholders, or (iii) is assigned a rating by each of the Rating Agencies that is the same as the then current rating of the Class A Notes.

          (d) The Depositor will not engage in any activity that would result in a downgrading of the Class A Notes without regard to the Insurance Policy.

          (e) The Depositor will not amend its certificate of formation or limited liability company agreement without prior notice to the Rating Agencies, the Indenture Trustee, and the Insurer.

          (f) The Depositor is organized under the laws of Delaware and it will not change its principal place of business or its jurisdiction of organization without prior notice to the Rating Agencies, the Indenture Trustee, and the Insurer.

          Section 2.09 Transfers of Mortgage Loans at Election of Transferor. Subject to the conditions below, at its election, the Transferor may cause the Trust to transfer, and the Transferor will accept the transfer of, Mortgage Loans from the Trust to the Transferor as of the close of business on a Payment Date (the “Transfer Date”). In connection with any transfer, the Transferor Interest shall be reduced by the aggregate Principal Balances as of their Transfer Date of the Mortgage Loans transferred. On the fifth Business Day (the “Transfer Notice Date”) before the Transfer Date designated in the notice, the Transferor shall give the Owner Trustee, the Indenture Trustee, the Master Servicer, and the Insurer a notice of the proposed transfer that contains a list of randomly selected Mortgage Loans to be transferred. These transfers of Mortgage Loans shall be limited to the amount of the Transferor Interest on the Transfer Date and permitted if the following conditions are satisfied:

(i) No Rapid Amortization Event has occurred.

(ii) On the Transfer Date the Transferor Interest Principal Balance (after giving effect to the removal of the Mortgage Loans proposed to be transferred) exceeds the Minimum Transferor Interest.

          (iii) The transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event.

          (iv) By the Transfer Date, the Transferor shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the Master Servicer shall have marked on its general accounting records to show that the Mortgage Loans transferred to the Transferor are no longer owned by the Trust.

          (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Class A Noteholders or the Insurer were used in selecting the Mortgage Loans to be removed from the Trust.

          (vi) In connection with each transfer of Mortgage Loans pursuant to this Section, each Rating Agency and the Insurer shall have received by the related Transfer Notice Date notice of the proposed transfer of Mortgage Loans and, before the Transfer Date, each Rating Agency shall have notified the Transferor, the Indenture Trustee, and the Insurer that the transfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Class A Notes without regard to the Insurance Policy.

          (vii) The Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, and the Insurer an Officer’s Certificate certifying that the items in subparagraphs (i) through (vi), inclusive, have been performed or are true, as the case may be. The Owner Trustee and the Indenture Trustee may conclusively rely on the Officer’s Certificate, shall have no duty to make inquiries with regard to the matters in it, and shall incur no liability in so relying.

          Upon receiving the requisite information from the Transferor, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date each of the Indenture Trustee and the Seller shall effect delivery to the Transferor of the portion of the Mortgage File in its possession for each Mortgage Loan being so transferred, and the Indenture Trustee shall execute and deliver to the Transferor any other documents prepared by the Transferor reasonably necessary to transfer the Mortgage Loans to the Transferor. This transfer of the Trust’s interest in Mortgage Loans shall be without recourse, representation, or warranty by the Indenture Trustee or the Trust to the Transferor.

          Section 2.10 Transfers of Mortgage Loans with Locked Balances.

          (a) In the event that the aggregate amount of Locked Balances exceeds [___]% of the total outstanding Pool Principal Balance as of the end of any Due Period the Seller will (i) accept a retransfer of related Mortgage Loans with Locked Balances in an amount equal to the amount necessary to reduce the aggregate amount of Locked Balances to an amount equal to or less than [___]% of the total outstanding Pool Principal Balance at the end of the related Due Period, and

(ii) on the Business Day prior to the related Payment Date following the end of such Due Period, deposit to the Payment Account cash equal to the aggregate Purchase Prices of such Mortgage Loans. In the alternative, the Seller may follow the procedures set forth in Section 2.06 for replacement of Locked Loans. Such retransfer or replacement will be accomplished in accordance with the procedures in the last paragraph of Section 2.09 and the Mortgage Loans subject to retransfer or replacement will be selected randomly.

          Section 2.11 Optional Purchase of Mortgage Loans at Election of Master Servicer. The Master Servicer shall have the right, but not the obligation, on any one Payment Date, to purchase up to 1% of the Mortgage Loans, by aggregate Principal Balance as of such date. If the Master Servicer elects to exercise this option, the Master Servicer will select the Mortgage Loans to be so purchased in its sole discretion. The purchase price for such Mortgage Loans will be an amount that is not less than the aggregate Principal Balance of such purchased Mortgage Loans. To exercise such option, the Master Servicer shall (subject to the proviso below) deposit the Purchase Price for such Purchased Mortgage Loans into the Collection Account pursuant to Section 3.02(b)(iv) and shall succeed to all interests in and of the Trust in such purchased Mortgage Loans. Upon receipt of the Purchase Price for such purchased Mortgage Loans and written instructions from the Master Servicer, the Indenture Trustee shall release to the Master Servicer or its designee the related Mortgage Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Master Servicer and delivered to the Indenture Trustee and necessary to vest in the Master Servicer or such designee title to the purchased Mortgage Loans.

ARTICLE III.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          Section 3.01 The Master Servicer.

          (a) The Master Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Master Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement, (ii) (x) has been designated an approved Seller-Master Servicer by the Federal Home Loan Mortgage Corporation (“FHLMC”) or the Federal National Mortgage Association (“FNMA”) for first and second mortgage loans, (y) is an affiliate of the Master Servicer or (z) is otherwise approved by the Insurer. The Master Servicer shall give written notice to the Insurer and the Indenture Trustee prior to the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to the Insurer. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (b) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone, and the Indenture Trustee, the Insurer, the Owner Trustee and Class A Noteholders and the Transferor in respect of the Transferor Interest shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(d) herein, as applicable. The Master Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

          (d) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Servicing Termination), the Indenture Trustee or its designee approved by the Insurer or a successor Master Servicer under Section 7.02(a) shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, unless the Indenture Trustee or designee approved by the Insurer or any successor Master Servicer under Section 7.02(a) elects to terminate any Subservicing Agreement in accordance with the terms of such Subservicing Agreement. Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Insurer, the Indenture Trustee or any successor Master Servicer in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to an Event of Servicing Termination). In no event shall any Subservicing Agreement require the Insurer or the Indenture Trustee as successor Master Servicer to pay compensation to a Subservicer or order the termination of such Subservicer without the payment of any termination fee. Any fee payable or expense incurred in connection with such a termination will be payable by the outgoing Master Servicer. If the Indenture Trustee does not terminate a Subservicing Agreement, the Indenture Trustee, its designee (approved by the Insurer) or a successor Master Servicer under Section 7.02(a) shall be deemed to have assumed all of the Master Servicer’s interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Master Servicer ceased to be the Master Servicer hereunder. The Master Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (e) No costs incurred by the Master Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Class A Noteholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trust and each Class A Noteholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer and requested in writing, the Trust and/or the Indenture Trustee shall furnish the Master Servicer and, if directed by the Master Servicer, any Subservicer with any limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer and any such Subservicer to carry out its servicing and administrative duties under this Agreement.

          Notwithstanding anything to the contrary contained herein, the Master Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering home equity line of credit mortgage loans for its own account, in accordance with Accepted Servicing Practices and giving due consideration to the Insurer’s, the Class A Noteholders’ and the Trust’s reliance on the Master Servicer. Without limiting the foregoing, the Master Servicer is authorized to commence loss mitigation procedures with respect to any Mortgage Loan if the Master Servicer, in its judgment and consistent with Accepted Servicing Practices, determines that a default with respect to such Mortgage Loan is imminent.

          (f) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 6.04 herein, after receipt by the Indenture Trustee and the Insurer of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee, if it so elects, and with the consent of the Insurer, shall assume all of the rights and obligations of the Master Servicer, subject to Section 7.02 herein. The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the Indenture Trustee, all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

          (g) The Master Servicer shall deliver a list of Servicing Officers to the Indenture Trustee and the Insurer on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Indenture Trustee and the Insurer.

          (h) Consistent with the terms of this Agreement, the Master Servicer may execute and deliver, on behalf of itself, the Class A Noteholders, and the Trust, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

          At the request of a Servicing Officer, the Trust shall furnish the Master Servicer with any powers of attorney and other documents appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

          Consistent with the terms of this Agreement, the Master Servicer will consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided,

          (i) the Combined Loan-to-Value Ratio of the related Mortgage Loan immediately following the modification is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was originated; or

          (ii) in the case of any such action that would result in an increase in the Combined Loan-to-Value Ratio over the Combined Loan-to-Value Ratio as of the date such Mortgage Loan was originated, the aggregate number of Mortgage Loans with respect to which a new senior lien is consented to by the Master Servicer does not exceed [__]% of the number of Mortgage Loans as of the Cut-Off Date; and

(x)	the CLTV after giving effect to the modification does not exceed 100%; and

(y)	the related Margin will be increased if necessary to comply with the Master Servicer’s origination criteria in effect at the time taking into account the CLTV after giving effect to the modification.

For purposes of this paragraph, the Combined Loan-to-Value Ratio immediately following such modification is assumed not to have changed from the related Combined Loan-to-Value Ratio at the time the related Mortgage Loan was originated if a new appraisal is not required to be obtained under the Master Servicer’s customary servicing practices.

          The Master Servicer may also, without approval from the Rating Agencies or the Insurer, increase the Credit Limit on a Mortgage Loan if such increase is consistent with the Master Servicer’s underwriting policies and a new Appraised Value is obtained and the Combined Loan-to-Value Ratio of the Mortgage Loan after giving effect to the increase is less than or equal to the Combined Loan-to-Value Ratio of the Mortgage Loan as of the Cut-Off Date.

          In addition, the Master Servicer may increase the Credit Limits on up to [___]% of the number of Mortgage Loans as of the Cut-Off Date if the increase in the Credit Limit of any single Mortgage Loan does not cause the Combined Loan-to-Value Ratio of such Mortgage Loan to exceed 100%.

          Furthermore, the Master Servicer, without prior approval from the Rating Agencies or the Insurer, may solicit Mortgagors for a reduction in Margins, provided that the cumulative impact of any such margin reductions shall not result in the reduction of the weighted average Margin of the Mortgage Loans as of the Cut-Off Date by more than 25 basis points taking into account any prior reductions.

          The Master Servicer also may, without prior approval from the Rating Agencies or the Insurer, solicit or accept requests from Mortgagors for a reduction in Loan Rates; provided that the aggregate of such reductions shall not cause the difference between the weighted average Margin as of the Cut-Off Date and the Recalculated Weighted Average Margin (determined as of the date of the modification, immediately after giving effect to the modification) to exceed [___]%.

          In addition, the Master Servicer may solicit or accept requests from Mortgagors for other changes in the terms of the related Mortgage Loans if the changes (i) do not materially and adversely affect the interests of the Class A Noteholders, the Transferor, the Indenture Trustee, or the Insurer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer. At the same time that the Master Servicer delivers the Indenture Trustee’s Certificate and Statement to Noteholders pursuant to Section 5.03 hereof, the Master Servicer shall deliver to the Indenture Trustee, the Seller and the Insurer a certificate signed by a Servicing Officer to the effect that the conditions of this Section 3.01(h) have been complied with, with respect to changes made to the terms of any Mortgage Loan in reliance on this Section 3.01(h) during the preceding Due Period. With the exception of a Delinquent Mortgage Loan, the Master Servicer shall not modify the terms applicable to the principal balance owned by the Trust with respect to any Mortgage Loan.

          In no event shall the Master Servicer modify the maturity of any Mortgage Loan to a maturity that is later than the Final Payment Date. Nothing in this Agreement shall limit the right of the Master Servicer to solicit mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

          Section 3.02 Collection of Certain Mortgage Loan Payments.

          (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any prepayment charge or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Master Servicer’s policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Master Servicer to the Indenture Trustee pursuant to Section 5.03 herein.

          (b) The Master Servicer shall establish and maintain a separate trust account (the “Collection Account”) entitled “First Tennessee Bank National Association, in trust for the registered holders of First Horizon ABS Notes and as Paying Agent for the Transferor in respect of the Transferor Interest, as their interests may appear, Series 20[__]-HE[_] Collection Account.” The Collection Account shall be an Eligible Account. The Master Servicer shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date, and thereafter, subject to Section 3.02(d), deposit within two (2) Business Days following receipt thereof, the following payments and collections received or made by it (without duplication) to the Collection Account:

(i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans;

(ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans, net of the Master Servicing Fee;

(iii) all Net Recoveries;

          (iv) the Purchase Price of any Mortgage Loan and the amount of any Substitution Adjustment and of any Transferor Deposit Amount or other amount paid by the Seller or the Master Servicer during the related Due Period pursuant to Sections 2.02, 2.04, 2.10 or 2.11, as applicable;

(v) all Released Mortgaged Property Proceeds;

(vi) any amounts received from the Transferor for the purchase of Additional Balances pursuant to Section 3.3 of the Trust Agreement; and

(vii) any amount required to be deposited therein pursuant to Sections 3.02(c), 3.12 and 5.06(e) herein.

The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing fees (including annual fees) or late charge penalties payable by Mortgagors or amounts received by the Master Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

          (c) All funds in the Collection Account shall be held (i) uninvested or (ii) invested at the direction of the Master Servicer in Eligible Investments. Any investments of funds in the Collection Account shall mature or be available for withdrawal at par on or prior to two Business Days preceding the immediately succeeding Payment Date or if deposits are being made pursuant to paragraph (d) below, on the Business Day preceding the immediately succeeding Payment Date. Any investment earnings on funds held in the Collection Account through the second day preceding the day on which such funds are to be deposited in the Distribution Account shall be for the account of the Master Servicer and may be withdrawn from the Collection Account by the Master Servicer at any time. Any investment losses on funds held in the Collection Account through the second day preceding the day on which such funds are to be deposited in the Distribution Account shall be for such account of the Master Servicer and promptly (and in no event later than the next Payment Date) upon the realization of such loss shall be contributed by the Master Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

          (d) Notwithstanding anything contained in Section 3.02(b) to the contrary, the Master Servicer shall be permitted to remit the collections that would otherwise be required to be deposited on a daily basis pursuant Section 3.02(b), net of any amount permitted to be withdrawn pursuant to Section 3.03(ii) through (viii) hereof, to the Collection Account in immediately available funds no later than 12:00 p.m. New York City time on the Business Day prior to each Payment Date but only for so long as (a) the short-term deposit obligations of the Master Servicer are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, and (b) no Event of Servicing Termination shall have occurred and be continuing.

          (e) During the period that the Master Servicer is permitted to remit collections as contemplated by the preceding paragraph 3.02(d), the Master Servicer shall establish and maintain for the Trust a Mortgage Loan Payment Record on which the payments and collections in respect of the Mortgage Loans for each of the categories specified in Section 3.02(b) shall be recorded and on which each of the categories of withdrawal specified in Section 3.03 shall be recorded and the Master Servicer shall notify the Indenture Trustee and the Insurer in writing as promptly as practicable (but in any event not later than Determination Date for the next Payment Date) of the amounts so recorded for each of the categories specified in such Section that are to be included in Interest Collections and Principal Collections for the related Payment Date and of the amounts so recorded which will constitute a part of Interest Collections and Principal Collections for the second following Payment Date.

          (f) If (i) the written notification called for by the preceding paragraph is not received by the Determination Date for the next Payment Date or (ii) such notification indicates that Interest Collections and Principal Collections for such Payment Date are less than the Guaranteed Principal Distribution Amount and the Interest Distribution for such Payment Date or (iii) the Master Servicer shall fail to make the deposit pursuant to Section 3.02(d), the Indenture Trustee shall immediately notify the Seller, the Depositor and the Insurer.

          Section 3.03 Withdrawals from the Collection Account. The Master Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

(i) on each Payment Date, to deposit the portion of the Interest Collections and Principal Collections for the related Due Period then in the Collection Account to the Distribution Account;

(ii) to reimburse the Master Servicer for any accrued and unpaid Master Servicing Fees;

(iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) subject to Section 5.06 hereof, to make investments in Eligible Investments and to pay to the Master Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

(v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

          (vi) to pay the Master Servicer the servicing compensation for the related Due Period that it is entitled to receive pursuant to Section 3.09 herein to the extent not retained or paid pursuant to Section 3.02(b) hereof;

(vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Master Servicer;

(viii) to pay from Principal Collections the amounts provided for the purchase of Additional Balances that are conveyed to the Trust pursuant to Section 2.01; and

(ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Transferor.

          Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Master Servicer or its designee as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure, or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in an area identified in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted mortgage servicing practices of prudent lending institutions. All such flood insurance shall be in amounts not less than the lesser of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Reform Act of 1994, as amended. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Section 3.05 Maintenance of Mortgage Impairment Insurance Policy. In the event that the Master Servicer shall obtain and maintain a blanket insurance policy consistent with prudent industry standards, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such insurance policy names the Master Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without coinsurance, and otherwise complies with the requirements of Section 3.04, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04. Upon the request of the Insurer or the Indenture Trustee, the Master Servicer shall cause to be delivered to the Insurer or the Indenture Trustee, as the case may be, a certified true copy of such insurance policy. Any such insurance policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such insurance policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property an insurance policy complying with the first sentence of this paragraph, and there shall have been a loss that would have been covered by such insurance policy, deposit into the Collection Account the amount not otherwise payable under such insurance policy because of such deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Insurer and the Trust, claims under any such insurance policy in a timely fashion in accordance with the terms of such insurance policy.

          Section 3.06 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer shall maintain with responsible companies, at its own expense, a blanket fidelity bond (“Fidelity Bond”) and an errors and omissions insurance policy (“Errors and Omissions Insurance Policy”), with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Master Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Master Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Master Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.06 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA.

          Section 3.07 Management and Realization Upon Charged-Off Mortgage Loans. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same on such terms and conditions as the Master Servicer deems to be in the best interest of the Insurer, the Class A Noteholders and the Trust.

          The Master Servicer shall cause to be deposited, within the time period specified in Section 3.02(b) or 3.02(d), as applicable, in the Collection Account, all revenues net of Servicing Advances received with respect to the related REO Property and shall retain, or cause the Indenture Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer.

          The disposition of REO Property shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Trust and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of the sale of the REO Property shall be promptly deposited in the Collection Account, pursuant to Section 3.02(b) or 3.02(d), as applicable, net of any related unreimbursed Servicing Advances, payable to the Master Servicer in accordance with Section 3.03, for distribution to the Class A Noteholders in accordance with Section 5.01 herein.

          The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01, subject to the provisions contained in the second succeeding paragraph of this Section 3.07 and only if the Master Servicer determines that there is sufficient equity in the related Mortgaged Property to justify such foreclosure. In connection with foreclosure or other conversion, the Master Servicer will follow Accepted Servicing Practices, including the practice that the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any Mortgaged Property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee or its nominee on behalf of the Trust and the Insurer.

          If the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site with environmental or hazardous waste risks, the Master Servicer will notify the Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval of the Insurer.

          Section 3.08 Indenture Trustee to Cooperate. Upon any principal prepayment in full of a Mortgage Loan following the end of the related Draw Period, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(e), if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding any portion of the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall, upon request of the Master Servicer and delivery to the Indenture Trustee of a request for release, in the form attached hereto as Exhibit H (a “Request for Release”), signed by a Servicing Officer, release the related portion of the Mortgage File to the Master Servicer, and the Indenture Trustee shall execute such documents, at the expense of and in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such request for release shall obligate the Master Servicer to return the portion of the Mortgage File released to it to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, a copy of the Request for Release shall be released by the Indenture Trustee to the Master Servicer.

          In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Master Servicer execute an appropriate assignment in the form provided to the Trust and the Indenture Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Recoveries received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return it to the place where the related Mortgage File was being maintained.

          Section 3.09 Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to retain the Master Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not considered interest or principal payments under the Mortgage Notes, Foreclosure Profits and, subject to Section 3.02(b) above (except as noted in Section 5.06(e) below), investment income on the Collection Account shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust) and shall not be entitled to reimbursement therefor except as specifically provided herein.

          Section 3.10 Annual Statement as to Compliance.

          (a) The Master Servicer shall (and shall cause any subservicer to) deliver to the Indenture Trustee, the Insurer and the Depositor no later than the 15th of March of each calendar year, commencing in March [____], an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) a review of the activities of such Person during the preceding calendar year or portion thereof has been made under such Servicing Officer’s supervision, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Person has fulfilled its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Master Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article III hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from any Subservicer that is a Reporting Subcontractor an annual certificate of compliance and a copy of such Subservicer’s 1122 Servicing Criteria-Assessment, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

          (b) Copies of such statements shall be provided to any Noteholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) a Responsible Officer of the Indenture Trustee has no actual knowledge of the Master Servicer’s failure to provide such statement).

          Section 3.11 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide to the Indenture Trustee, the Insurer, Class A Noteholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.11 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11; provided that the Master Servicer makes reasonable efforts to provide such information without violation of law.

          Section 3.12 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Master Servicer shall, beginning in [____], make annual reports of foreclosures and abandonments of any Mortgaged Property. The Master Servicer shall file or cause to be filed reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

          Section 3.13 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if the “due-on-sale” clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Master Servicer, in accordance with Accepted Servicing Practices, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Indenture Trustee and the Insurer in writing that any such substitution or assumption agreement has been completed, and add such agreement to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.13, the Master Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 3.14 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Master Servicer shall not be required to maintain records relating to payment of taxes or insurance (including hazard insurance).

ARTICLE IV.

INSURER

          Section 4.01 Claims upon the Insurance Policy. (a) As soon as possible, and in no event later than 10:00 a.m. New York City time on the second Business Day immediately preceding the Payment Date, the Indenture Trustee shall furnish the Insurer, the Fiscal Agent and the Master Servicer with a completed notice in the form set forth as Exhibit A to the Insurance Policy (the “Notice for Payment”) in the event that the Insurance Policy Draw Amount for such Payment Date is an amount greater than zero. The Notice for Payment shall specify the amount of the Insurance Policy Draw Amount and shall constitute a claim for an Insurance Policy Draw Amount pursuant to the Insurance Policy. Upon receipt of an Insurance Policy Draw Amount on behalf of the Class A Noteholders under the Insurance Policy, the Indenture Trustee shall deposit such Insurance Policy Draw Amount in the Distribution Account and shall distribute such Insurance Policy Draw Amount pursuant to Section 5.01 (a)I(iv) and (a)(II)(i), as applicable.

          (b) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Class A Notes from moneys received under the Insurance Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon four Business Day’s prior written notice to the Indenture Trustee.

          (c) If a payment to the Class A Noteholders which is guaranteed pursuant to the Insurance Policy is voided (a “Preference Event”) under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding (as such term is used in the Insurance Policy), and, as a result of such a Preference Event, the Indenture Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Class A Notes (an “Avoided Payment”), the Indenture Trustee shall furnish to the Insurer (w) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Indenture Trustee is required to return any such payment or portion thereof during the term of the Insurance Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Final Order”), (x) an Opinion of Counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee relating to or arising under such Avoided Payment and (z) a Notice for Payment appropriately completed and executed by the Indenture Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to Insurer). The Indenture Trustee is not permitted to make a claim on the Trust or on any Class A Noteholder for payments made to any Class A Noteholder which are characterized as preference payments by any bankruptcy court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such bankruptcy court.

          (d) Any amounts received by the Indenture Trustee pursuant to the Insurance Policy in respect of the Class A Notes shall be deposited to the Distribution Account.

          Section 4.02 Effect of Payments by the Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Notes which are made with moneys received pursuant to the terms of the Insurance Policy shall not be considered payment of such Class A Notes, as applicable, from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Notes, as applicable, within the meaning of Section 5.01 herein. The Seller, the Master Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class A Note agrees, that without the need for any further action on the part of the Insurer, the Seller, the Master Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class

A Notes to the Holders of such Class A Notes, the Insurer will be fully subrogated to and each Holder, the Master Servicer and the Indenture Trustee hereby delegate and assign to the Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest, as applicable, from the Trust and (b) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

          The Indenture Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders of the Class A Notes as otherwise set forth herein.

          Section 4.03 Replacement Insurance Policy. In the event of a default by the Insurer under the Insurance Policy or if the claims paying ability rating of the Insurer is downgraded and such downgrade results in a downgrading of the then current rating of the Class A Notes (in each case, a “Replacement Event”), the Seller may, in accordance with and upon satisfaction of the conditions set forth in the Insurance Policy and the Insurance and Indemnity Agreement, the payment in full of all amounts owed to the Insurer, and the receipt of a statement in writing from each Rating Agency stating that the substitution referred to below would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Insurance Policy), but shall not be required to, substitute a new insurance policy or insurance policies for the existing Insurance Policy, or may arrange for any other form of credit enhancement; provided, however, that in each case the Class A Notes shall be rated no lower than the rating assigned by each Rating Agency to the Class A Notes immediately prior to such Replacement Event. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) a legal opinion, acceptable in form and substance to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not have a materially adverse tax effect on the Class A Noteholders or the Trust. Upon receipt of the items referred to above and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Insurance Policy to the Insurer.

ARTICLE V.

PRIORITY OF DISTRIBUTIONS; STATEMENTS TO
NOTEHOLDERS; RIGHTS OF NOTEHOLDERS

          Section 5.01 Distributions.

          (a) Distributions on the Class A Notes. Pursuant to Section 5.4(b) of the Indenture, on each Payment Date, the Indenture Trustee, with respect to the Class A Notes, and the Paying Agent, with respect to the Transferor Interest, shall distribute out of the Distribution Account, the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Indenture Trustee’s Certificate and Statement to Noteholders):

          I.         Class A Interest Collections applied as follows:

(i) to the extent not otherwise paid by the Master Servicer or if First Tennessee Bank National Association is not the Master Servicer, to the Indenture Trustee, the Indenture Trustee Fee;

(ii) to the Insurer, the Premium Amount for such Due Period;

(iii) to the holders of the Class A Notes, an amount equal to the Interest Distribution for the Class A Notes for such Payment Date;

(iv) to the holders of the Class A Notes, as a payment of principal, Class A Charge-Off Amounts for the related Due Period;

          (v) to the holders of Class A Notes as a payment of principal, Class A Charge-Off Amounts incurred during previous Due Periods that were not subsequently funded by either Class A Interest Collections, Distributable Excess Spread or Insurance Policy Draw Amounts;

(vi) to the Insurer, the amount owing under the Insurance and Indemnity Agreement as reimbursement for prior draws made under the Insurance Policy;

(vii) to the Class A Noteholders, as a payment of principal, the Distributable Excess Spread for such Payment Date;

(viii) to the Insurer any other amounts owed to the Insurer pursuant to the Insurance and Indemnity Agreement;

(ix) to the holders of Class A Notes, any LIBOR Interest Carry Over Amount that remains unpaid;

(x) to the Master Servicer or other person entitled thereto amounts required to be paid by the Trust pursuant to Section 6.03 (including any unpaid Indenture Trustee expenses and indemnities); and

(xi) to the owner of the Transferor Interest, the balance, if any.

II. Class A Principal Collections applied as follows:

(i) to the Class A Noteholders, the lesser of the Class A Principal Distribution Amount and the Class A Note Principal Balance;

(ii) to the Insurer, as reimbursement for prior draws made under the Policy to the extent not reimbursed pursuant to clauses I(vi) and (viii) above;

          (iii) to the extent of such amounts remaining to be paid after application of funds pursuant to clause I(x) above, to the Master Servicer or other person entitled thereto amounts required to be paid by the Trust pursuant to Section 6.03; and

(iv) to the owner of the Transferor Interest, the balance, if any.

          (b) Distributions on the Transferor Interest. Pursuant to Section 5.2 of the Trust Agreement, on each Payment Date the Paying Agent shall pay the following amounts, from Transferor Interest Collections, in the following order of priority:

          (i) to the extent not previously retained by the Master Servicer pursuant to Section 3.02(b), to the Master Servicer, the Transferor Percentage of the Master Servicing Fee for the related Due Period; and

          (ii) to the extent of such amounts remaining to be paid after application of funds pursuant to (a)II(ii) above, to the Master Servicer or other person entitled thereto amounts required to be paid by the Trust pursuant to Section 6.03; and

(iii) to the owner of the Transferor Interest, the balance, if any.

          (c) Method of Distribution. The Indenture Trustee shall make distributions in respect of a Payment Date to each Class A Noteholder of record on the related Record Date (other than as provided in Section 8.01 respecting the final distribution) by check or money order mailed to such Class A Noteholder at the address appearing in the Note Register, or upon written request by a Class A Noteholder delivered to the Indenture Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Class A Noteholder is the Depository or such Class A Noteholder owns of record one or more Class A Notes having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Class A Noteholder and the Indenture Trustee shall agree. Distributions among Class A Noteholders shall be made in proportion to the Percentage Interests evidenced by the Class A Notes held by such Class A Noteholders.

          (d) Distributions on Book-Entry Notes. Each distribution with respect to a Book Entry Note shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Class A Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Class A Note Owners that it represents. All such credits and disbursements with respect to a Book Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Notes. None of the Indenture Trustee, the Paying Agent, the Note Registrar, the Seller, the Insurer, the Trust or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

          Section 5.02 Calculation of the Class A Note Rate. With respect to the Class A Notes, on the second LIBOR Business Day immediately preceding each Payment Date (or as of the second LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date), the Indenture Trustee shall determine LIBOR for the Interest Period commencing on such Payment Date and inform the Master Servicer (at the facsimile number given to the Indenture

Trustee in writing) of such rates. On or prior to each Determination Date, the Indenture Trustee shall determine the applicable Class A Note Rate for the related Payment Date.

          Section 5.03 Indenture Trustee’s Certificate and Statement to Noteholders. Not later than 12:00 noon, New York time, on each Determination Date, the Master Servicer shall deliver to the Indenture Trustee a computer tape in electronic format containing the information agreed to by the Master Servicer and the Indenture Trustee. Not later than 12:00 noon, New York time, on the related Payment Date, the Indenture Trustee shall deliver to the Depositor, the Paying Agent, the Transferor and the Insurer, a computer tape together with a hard copy thereof to be delivered on such Payment Date, a statement (the “Indenture Trustee’s Certificate and Statement to Noteholders”) containing the information set forth below with respect to such Payment Date:

First Horizon ABS Trust

Indenture Trustee’s Certificate and Statement to Noteholders

Series 20[__]-HE[_]

CUSIP # _________

LIBOR:	_________	LIBOR Determination Date:	_________

Class A Note Rate:	_________	Due Period:	_________

Interest Period:	________ - _________	Payment Date:	_________

Number of days in
Interest Period:	_________

I.	Pool Balance:

	A.	Cut-Off Date Pool Principal Balance	$	_________

	B.	Cumulative Charge-Off Amounts	$	_________

	C.	Pool Principal Balance at beginning of Due Period	$	_________

	D.	Charge-Off Amounts incurred during the related Due Period	$	_________

	E.	Aggregate amount of Principal Collections received during the Due Period	$	_________

	F.	Additional Balances (Draws) conveyed to the Trust during the related Due Period	$	_________

	G.	Pool Principal Balance at end of Due Period (including separate identification of HELOC Balances and Locked Balances)	$	_________

	H.	Number of Mortgage Loans outstanding at beginning of related Due Period		_________

	I.	Number of Mortgage Loans outstanding at end of related Due Period		_________

II.	Note Balance:

	A.	Original Class A Note Principal Balance	$	_________

	B.	Class A Note Principal Balance at beginning of Due Period	$	_________

	C.	Class A Note Principal Balance after all distributions on the Payment Date	$	_________

III.	Invested Amount after all distributions on the Payment Date:		$	_________

IV.	Collections:

	A.	Aggregate amount of Interest Collections received during the related Due Period	$	_________

	B.	Class A Interest Collections received during the related Due Period	$	_________

	C.	Class A Principal Distribution Amount received during the related Due Period	$	_________

	D.	Net Recoveries received during the related Due Period	$	_________

	E.	Insurance Policy Draw Amount (x+y):	$	_________

		(x) Excess of Interest Distribution for the Class A Notes over Class A Interest Collections	$	_________

		(y) Guaranteed Principal Distribution Amount	$	_________

V.	Distributions:

	A.	Premium Amount paid to the Insurer on the Payment Date	$	_________

	B.	Interest Distribution payable	$	_________

	C.	Interest Distribution for the Class A Notes paid on the Payment Date	$	_________

	D.	Outstanding Interest Carryover Shortfall remaining after all distributions on the Payment Date	$	_________

	E.	Excess Spread	$	_________

	F.	Specified O/C Amount	$	_________

	G.	O/C Amount after all distributions on the Payment Date	$	_________

	H.	O/C Reduction Amount	$	_________

	I.	Excess O/C Amount	$	_________

	J.	Distributable Excess Spread	$	_________

	K.	Any other amounts paid to the Insurer pursuant to the Insurance Agreement	$	_________

	L.	LIBOR Carryover Interest Shortfall balance paid on the Payment Date	$	_________

	M.	LIBOR Carryover Interest Shortfall remaining	$	_________

	N.	Amount paid to the Transferor in respect of the Transferor Interest	$	_________

	O.	Amount actually distributed to Class A Noteholders in respect of principal	$	_________

VI.	Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans:			_________	%

VII.	Modified Loans:

	A.	Aggregate Principal Balance of Mortgage Loans modified after giving effect to modifications	$	_________

	B.	Aggregate Credit Limit of Mortgage Loans modified on a cumulative basis after giving effect to modifications	$	_________

	C.	Weighted average of Credit Limits at the end of Due Period after giving effect to modifications	$	_________

	D.	Weighted average Margin at the end of Due Period after giving effect to modifications		_________	%

VIII.	Replaced Loans:

	A.	Purchase Prices	$	_________

	B.	Substitution Adjustment	$	_________

	C.	Transferor Deposit Amounts	$	_________

IX.	Weighted Averages:

	A.	Weighted average of the Loan Rates at end of related Due Period	$	_________

	B.	Weighted average of the Loan Rate Cap at end of related Due Period	$	_________

	C.	Weighted average Margin at end of related Due Period	$	_________

	D.	Recalculated Weighted Average Margin at end of related Due Period	$	_________

X.	Delinquent Accounts:

			# of Accounts	Principal Balance

	A.	30-59 days delinquent	_________	$	_________

	B.	60-89 days delinquent	_________	$	_________

	C.	90+ days delinquent	_________	$	_________

	D.	REO Properties	_________	$	_________

	E.	Foreclosures	_________	$	_________

	F.	Bankruptcies	_________	$	_________

	G.	Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans			_________	%

XI.	Rapid Amortization:

	A.	Has a Rapid Amortization Event occurred?			_________

	B.	What was the Rapid Amortization Event?			_________

XII.	Allocations to Certificateholders (for each $1,000 of original principal):

	A.	Aggregate amount of Principal Collections received during the related Due Period		$	_________

	B.	Amount Actually Distributed to Class A Noteholders in respect of principal		$	_________

	C.	Interest Distribution payable		$	_________

	D.	Interest Distribution for the Class A Notes paid on the Payment Date		$	_________

	E.	Class A Note Principal Balance after all distributions on the Payment Date		$	_________

          In addition, the Indenture Trustee shall make available on its website, www.[________].com, the Indenture Trustee’s Certificate and Statement to Noteholders to each Class A Noteholder, the Rating Agencies, Bloomberg, Intex Solutions and the Underwriter on the related Payment Date. The Indenture Trustee may fully and conclusively rely upon and shall have no liability with respect to information provided by the Master Servicer.

          To the extent that there are inconsistencies between the telecopy of the Indenture Trustee’s Certificate and Statement to Noteholders and the hard copy thereof, the Indenture Trustee may rely upon the latter.

          (a) The Indenture Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Notes as indebtedness of the Trust, or as may be otherwise required by Section 3.12 herein) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Class A Noteholders in respect of distributions by the Indenture Trustee (or the Paying Agent) on the Class A Notes and shall file and distribute such forms as required by law.

          (b) The Master Servicer and the Indenture Trustee shall furnish to each Class A Noteholder and to the Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Class A Noteholder or the Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Class A Noteholder or the Insurer, as the case may be, may reasonably require; provided that the Master Servicer and the Indenture Trustee shall be entitled to be reimbursed by such Class A Noteholder or the Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

          (c) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and the Underwriting Agreement and to the extent required by law or to the Rating Agencies, the Depositor, the Insurer’s attorneys, reinsurers, parent, regulators, liquidity providers and auditors and to the extent the Seller instructs the Indenture Trustee in writing to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Class A Noteholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement and the Underwriting Agreement.

          Section 5.04 [Reserved].

          Section 5.05 Distribution Account. The Indenture Trustee shall establish a separate trust account (the “Distribution Account”) titled “[_____________], as Indenture Trustee, in trust for the registered Holders of First Horizon ABS Notes Series 20[__]-HE[_] and the Insurer, and as Paying Agent for the Transferor in respect of the Transferor Interest, as their interests may appear, Series 20[__]-HE[_] Distribution Account.” The Distribution Account shall be an Eligible Account. The Indenture Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof to the Distribution Account including, without limitation, all amounts (i) withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.03 herein for deposit to the Distribution Account, and (ii) drawn under the Insurance Policy in respect of

Insurance Policy Draw Amounts. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.06 below.

          Section 5.06 Investment of Accounts.

          (a) So long as no Event of Servicing Termination shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Collection Account may be invested and reinvested by the Master Servicer pursuant to Section 3.02(c) of this Agreement and all or a portion of the Distribution Account may be invested and reinvested by the Indenture Trustee, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Servicing Termination shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Indenture Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date (except that (i) if such Eligible Investment is (a) an investment described in item (vi) of Eligible Investments if such Eligible Investments are held by the Indenture Trustee or (b) an obligation of the Indenture Trustee, then such Eligible Investment shall mature not later than such Payment Date and (ii) or any other date prior to such Payment Date as may be approved by the Rating Agencies and the Insurer).

          (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

          (c) The Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments by the Master Servicer or by reason of any investment loss or charge or any insufficiency in the Collection Account held by the Indenture Trustee resulting from any investment loss on any Eligible Investment included therein unless the Indenture Trustee’s failure to perform in accordance with this Section is the cause of such loss or charge (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section). The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment made with funds on deposit in the Collection Account prior to its stated maturity or the failure of the Master Servicer to provide timely written investment direction. In the absence of written investment direction, the Indenture Trustee shall invest funds in the Accounts in the Eligible Investment described in clause (vi) of the definition thereof.

          (d) The Indenture Trustee may invest and reinvest funds in the Accounts held by the Indenture Trustee, to the fullest extent practicable, in such manner as the Master Servicer shall from time to time direct as set forth in Section 5.06(a), but only in one or more Eligible Investments. Notwithstanding the foregoing, funds in the Distribution Account may remain uninvested for one Business Day.

          (e) All net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account through the second day preceding the day on which such funds are to be deposited in the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Master Servicing Fee) and all net income and gain realized from investment of, and all earnings on, funds deposited (i) in the Collection Account from the day preceding the day on which such funds are to be deposited in the Distribution Account and (ii) in the Distribution Account shall be for the benefit of the Indenture Trustee, and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Master Servicer shall deposit in the Collection Account and the Indenture Trustee shall deposit in the Distribution Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefore.

          Section 5.07 Rapid Amortization Event. The occurrence of any one of the following events (each, a “Rapid Amortization Event”) during the Managed Amortization Period:

          (a) Class A Interest Collections or Principal Collections for any Payment Date are not enough to make any payment of principal or interest in each case that is due on the Class A Notes, and the continuance of such failure for a period of five Business Days;

          (b) any of the Trust, the Depositor or the Master Servicer shall voluntarily or involuntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trust, the Depositor or the Master Servicer, or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trust, the Depositor or the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Trust, the Depositor or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          (c) the aggregate of Insurance Policy Draw Amounts exceeds [__]% of the Cut-Off Pool Principal Balance;

          (d) the Trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) failure on the part of the Trust, the Depositor, the Seller or the Master Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement or the Indenture.

In the case of any event described by clause (a) or (e), after the applicable grace period, if any set forth in such subparagraphs, either the Indenture Trustee, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Class A Noteholders holding Notes evidencing not less than 51% of the aggregate Class A Note Purchase Balance, by written notice to the Transferor, the Depositor and the Master Servicer (and to the Indenture Trustee, if given by the Insurer or the Class A Noteholders as well as to the Insurer, if given by the Indenture Trustee or the Class A Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c) or (d) occurs, a Rapid Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee, the Insurer or the Class A Noteholders immediately on the occurrence of such event.

ARTICLE VI.

THE SELLER, THE SERVICER AND THE DEPOSITOR

          Section 6.01 Liability of the Seller, the Master Servicer and the Depositor. The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Master Servicer or the Depositor. Any corporation into which the Seller, the Master Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Master Servicer or the Depositor shall be the successor of the Seller, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer, and shall have been approved by the Insurer (which approval shall not be unreasonably withheld).

          As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Master Servicer, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

          Section 6.03 Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Class A Noteholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any Senior Lien exceed Net Recoveries realized with respect to the related Mortgage Loan. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Class A Notes, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 5.01(a)I(x). The Master Servicer may with the consent of the Insurer (which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Class A Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)I(xii), (b)(ii) or 5.01(b)(ii). The Master Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 below with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

          Section 6.04 Master Servicer Not to Resign. Subject to the provisions of Section 6.02 above, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Notes; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter to the Indenture Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee shall have assumed the Master Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 7.02 below. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 below as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

          Section 6.05 Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 herein. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04 above. The Master Servicer shall provide the Insurer and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer’s Affiliates or their respective successors and assigns, and the Insurer shall have consented to the appointment of any Subservicer (which consent shall not have been unreasonably withheld).

          Section 6.06 Indemnification of the Trust by the Master Servicer. The Master Servicer shall indemnify and hold harmless the Owner Trustee, the Trust and the Indenture Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of, counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Master Servicer’s misfeasance, bad faith or gross negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 6.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be. In addition, the Master Servicer agrees to indemnify the Indenture Trustee pursuant to Section 6.7 of the Indenture.

ARTICLE VII.

SERVICING TERMINATION

          Section 7.01 Events of Servicing Termination.

          If any one of the following events (“Events of Servicing Termination”) shall occur and be continuing:

(i) any failure by the Master Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this

Agreement, which failure continues unremedied for (A) two Business Days after the giving of written notice of any such failure to the Master Servicer by a Responsible Officer of the Indenture Trustee with knowledge thereof, or to the Master Servicer and the Indenture Trustee by the Insurer or the Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25% of the aggregate Class A Note Principal Balance or (B) for a period of five Business Days after the date upon which such deposit was required to be made, irrespective of whether the notice described in Clause (A) was provided; or

          (ii) (A) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 5 days, or, (B) except as otherwise described in subclause (v) below, the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation), which failure materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Insurer or by the Holders of Class A Notes representing not less than 25% of the aggregate Class A Note Principal Balance; or

          (iii) failure by the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer set forth in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Master Servicer; provided that the thirty-day cure period shall not apply to the failure to comply with the requirements set forth in Section 6.02, Section 6.04, Section 7.02 or Article X, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions); or

          (iv) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (v) the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) so long as the Seller is the Master Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Mortgage Loan Purchase Agreement or this Agreement; or

          (vii) any breach by the Master Servicer of a representation or warranty made in Section 2.03 herein, which breach materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee, or to the Master Servicer and the Indenture Trustee by the Insurer or Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25% of the aggregate Class A Note Principal Balance (or such longer period, with the consent of the Insurer (which consent shall not be unreasonably withheld), as may be reasonably necessary to remedy such breach, provided that the Master Servicer has commenced and diligently pursues such remedy to completion);

(viii) the occurrence of a draw under the Insurance Policy that remains unreimbursed for a period of 90 days; or

          (ix) the Master Servicer is not rated at least investment grade by either Standard & Poor’s or Moody’s; then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied within the applicable grace period, (x) subject to the succeeding paragraph, the Indenture Trustee shall, at the direction of the Insurer or the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance (with the consent of the Insurer, so long as no Insurer Default exists), by notice then given in writing to the Master Servicer (and to the Indenture Trustee if given by Holders of Class A Notes), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor, the Trust and the Insurer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Class A Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

          In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust, the Master Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.10, Section 7.05 or Section 10.01(a)(i) and (ii), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Indenture Trustee shall, but only at the direction of the Depositor and with the written consent of the Insurer, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Noteholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer pursuant to subparagraph (iii) if a failure of the Master Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

          Section 7.02 Indenture Trustee to Act; Appointment of Successor.

          (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns pursuant to 6.04 herein, the Indenture Trustee or a previously agreed upon successor Master Servicer shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may with the consent of the Insurer, and shall, at the direction of the Insurer, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Insurer, as evidenced by the Insurer’s prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class A Notes by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be held liable for any Master Servicing Fee or for any differential in the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for therein. At least 15 calendar days prior to the effective date of any such appointment, (x) the Master Servicer shall provide written notice to the Depositor of such successor servicer and (y) such successor servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer. In the event that the Indenture Trustee assumes the duties of the Master Servicer as set forth herein, the Indenture Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a Successor Master Servicer. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 herein (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under any insurance policy obtained and maintained pursuant to Section 3.05 herein or to indemnify the Trust and the Indenture Trustee pursuant to Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Indenture Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Trust, and (ii) maintain in force an insurance policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer maintained as of the date hereof, as the same may have been increased from time to time. No successor servicer shall have the right to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds pursuant to Section 3.02(d) unless (i) consented to in writing by the Insurer and (ii) such commingling will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.

          Section 7.03 Waiver of Defaults. The Insurer or the Majority Noteholders with the consent of the Insurer (which consent shall not be unreasonably withheld) may, on behalf of all Class A Noteholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Noteholders may not waive a default in making a required payment on a Class A Note without the consent of the Holder of such Class A Note. Upon any waiver of a past default, such default shall cease to exist and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

          Section 7.04 Notification to Class A Noteholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04 above, the Indenture Trustee shall give prompt written notice thereof to the Class A Noteholders at their respective addresses appearing in the Class A Note Register, the Insurer and each Rating Agency.

          Section 7.05 Successor Master Servicer. The Master Servicer shall cooperate with the Indenture Trustee and any Successor Master Servicer in effecting (1) the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the servicing functions, if required, and providing the Indenture Trustee and Successor’ Master Servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to perform the Master Servicer’s functions hereunder and (2) the transfer to the Indenture Trustee or such Successor Master Servicer, as applicable, of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Class A Notes or thereafter received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused solely by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Indenture, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Indenture or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer; provided that the Successor Master Servicer uses its commercially reasonable best efforts (1) to have the predecessor Master Servicer deliver all items and perform all obligations it is required to deliver and perform and (2) to perform the servicing in light of the information and documents that have been delivered; provided further that the Indenture Trustee or any other Successor Master Servicer shall institute and prosecute legal actions against the predecessor Master Servicer as and if directed by the Insurer, at the Insurer’s expense.

          The Successor Master Servicer will not be responsible for delays attributable solely to the Master Servicer’s failure to deliver information, defects in the information supplied by the Master Servicer or other circumstances beyond the control of the Successor Master Servicer; provided that the Successor Master Servicer uses its commercially reasonable best efforts (1) to have the predecessor Master Servicer deliver all items and perform all obligations it is required to deliver and perform and (2) to perform the servicing in light of the information and documents that have been delivered. The Successor Master Servicer will make arrangements with the Master Servicer for the prompt and safe transfer of, and the Master Servicer shall provide to the Successor Master Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Master Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Mortgage Loan payment history, (iv)

collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Master Servicer, reflecting all applicable Mortgage Loan information.

          The Successor Master Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results solely from the Successor Master Servicer acting in accordance with information prepared or supplied by the predecessor Master Servicer (or the Indenture Trustee if the Successor Master Servicer is not an Affiliate of the Indenture Trustee) or the failure of the predecessor Master Servicer (or the Indenture Trustee if the Successor Master Servicer is not an Affiliate of the Indenture Trustee) to prepare or provide such information. The Successor Master Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by the predecessor Master Servicer, the Issuer, or the Indenture Trustee (except to the extent any such Person is an Affiliate of the Successor Master Servicer), (ii) for any inaccuracy or omission in a notice or communication received by the Successor Master Servicer from the predecessor Master Servicer, the Issuer, or the Indenture Trustee (except to the extent any such Person is an Affiliate of the Successor Master Servicer), or (iii) which is solely due to or results from the invalidity or unenforceability of any Mortgage Loan under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Mortgage Loan.

          Any such Successor Master Servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer.

ARTICLE VIII.

TERMINATION

          Section 8.01 Termination.

          (a) The respective obligations and responsibilities of the Depositor, the Seller, the Master Servicer, the Trust and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Class A Noteholders after the Final Payment Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Master Servicer of the Mortgage Loans as described below and (iii) the Final Payment Date.

          (b) The Master Servicer may, at its option, terminate this Agreement on any Payment Date on or after the Optional Termination Date by purchasing, on the next succeeding Payment

Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Principal Balance, accrued and unpaid interest and thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Payment Date and any LIBOR Carryover Interest Amount that remains unpaid, together with all amounts due and owing to the Insurer (the “Termination Price”).

          In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

          Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Payment Date of the Termination Price.

          (c) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Class A Noteholders may surrender their Class A Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Master Servicer, if the Master Servicer is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Insurer and to the Master Servicer by letter to such parties not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Class A Notes will be made upon presentation and surrender of Class A Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Class A Notes at the office or agency of the Indenture Trustee therein specified.

          (d) Upon presentation and surrender of the Class A Notes, the Indenture Trustee shall cause to be distributed to the Holders of the Class A Notes on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Notes and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Class A Noteholders pursuant to Section 5.01 for such Payment Date. On the final Payment Date prior to having made the distributions called for above, the Indenture Trustee shall, based upon the information set forth in the Indenture Trustee’s Certificate and Statement to Noteholders for such Payment Date, withdraw from the Distribution Account and remit to the Insurer the lesser of (x) the amount available for distribution on such final Payment Date, net of any portion thereof necessary to pay the Class A Noteholders pursuant to Section 5.01(a) and any amounts owing to the Indenture Trustee in respect of the Indenture Trustee Fee and (y) the unpaid amounts due and owing to the Insurer pursuant to the Insurance Agreement.

          (e) In the event that all of the Class A Noteholders shall not surrender their Class A Notes for final payment and cancellation on or before such final Payment Date, the Indenture Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Class A Noteholders to be withdrawn therefrom and credited to the remaining Class A Noteholders by depositing such funds in a separate escrow account for the benefit of such Class A Noteholders and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Indenture Trustee (in any other case) shall give a second written notice to the remaining Class A Noteholders to surrender their Class A Notes for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Class A Notes shall not have been surrendered for cancellation, the owner of the Transferor Interest will be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Class A Noteholders shall look to the owner of the Transferor Interest for payment.

          (f) Upon payment of all amounts owed under the Insurance Policy and cancellation of the Class A Notes, the Indenture Trustee shall provide the Insurer notice of cancellation of the Class A Notes and surrender the Insurance Policy to the Insurer.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

          Section 9.01 Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer, the Trust and the Indenture Trustee by written agreement, without the consent of any of the Class A Noteholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld) (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to conform this Agreement to the Prospectus and Prospectus Supplement provided to investors in connection with the initial offering of the Certificates, (iv) to add to the duties of the Master Servicer, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the SEC from time to time, (vi) to add any other provisions with respect to matters or questions arising under this Agreement or the Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (vii) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Seller, the Depositor nor the Master Servicer is obligated to obtain, maintain or improve any such rating), (viii) to amend the definition of Specified O/C Amount or (vii) to maintain QSPE status; provided, however, that as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment, but not at the expense of the Indenture Trustee) in each case such action shall not, (1) have any material adverse tax consequence with respect to any Class A Noteholder, the Insurer or the Trust or (2) adversely affect in any material respect the interest of any Class A Noteholder or the Insurer, provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Class A Noteholders or the Insurer, and no Opinion of Counsel to that effect shall be required by this clause (2) if (y) the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Notes without regard to the Insurance Policy or (z) the amendment was made solely to conform this Agreement to the Prospectus Supplement provided to investors in connection with the initial offering of the Class A Notes. Notwithstanding anything to the contrary in this Section 9.01(a), if at the time the parties hereto propose to enter into an amendment under this Section 9.01(a) (except an amendment to cure any ambiguity or to correct any provision of this Agreement) the Issuer is required to be a Qualifying SPE in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Sale and Servicing Agreement as a sale under SFAS 140 and the Seller desires to continue to account for such transfer as a sale, then prior to the time that the parties enter into such amendment the Issuer shall deliver to the Owner Trustee and the Indenture Trustee an Accountant’s Opinion which states that such amendments would not “significantly change” (within the meaning of SFAS 140) the Permitted Activities of the Issuer so as to cause the Issuer to fail to qualify as a Qualifying SPE.

          (b) This Agreement also may be amended from time to time by the Seller, the Master Servicer, the Depositor, the Trust and the Indenture Trustee, with the consent of the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance, and with the consent of the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class A Noteholders or the Transferor in respect of the Transferor Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Class A Notes or distributions or payments under the Insurance Policy which are required to be made on the Class A Notes without the consent of the Holders of all Class A Notes or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Notes then outstanding.

          Prior to the execution of any such amendments described in (a) and (b) above, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Class A Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Class A Noteholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

          (c) It shall not be necessary for the consent of Class A Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Class A Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

          Prior to the execution of any amendment to this Agreement, each of the Indenture Trustee, the Insurer and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties, indemnities or immunities under this Agreement.

          Section 9.02 Recordation of Agreement.

          To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Master Servicer’s expense on direction of the Indenture Trustee or the Majority Class A Noteholders, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Class A Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 9.03 Duration of Agreement.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 9.04 Governing Law.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.05 Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller or the Master Servicer, First Tennessee Bank National Association, 165 Madison Avenue, 8th Floor, Memphis, Tennessee 38103, Attention: [__________], (ii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iii) in the case of the Insurer, [________________], Attention: [_______________], Facsimile: [_________], Confirmation: [___________], Email: [_________________] (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of the Insurer, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED”, (iv) in the case of Moody’s, 99 Church Street, 6th Floor, New York, New York 10007 Attention: Residential Mortgage Monitoring, (v) in the case of Standard & Poor’s, 55 Water Street, New York, New York 10041, (vi) in the case of the Depositor, First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: [__________], (vii) in the case of the Class A Noteholders, as set forth in the Note Register and (viii) in the case of the Trust, to First Horizon ABS Trust 20[__]-HE[_], c/o [_________________], as Owner Trustee, [____________________], Attention: [_____________]. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Class A Noteholders shall be effective upon mailing or personal delivery.

          Section 9.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 9.07 No Partnership.

          Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Master Servicer shall be rendered as an independent contractor.

          Section 9.08 Counterparts.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

          Section 9.09 Successors and Assigns.

          This Agreement shall inure to the benefit of and be binding upon the Master Servicer, the Seller, the Trust, the Indenture Trustee and the Class A Noteholders and their respective successors and permitted assigns. The Insurer and its successors and assigns is an express third party beneficiary of this Agreement and shall be entitled to rely upon and directly to enforce the provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing.

          Section 9.10 Headings.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 9.11 Indenture Trustee.

          All privileges, rights and immunities given to the Indenture Trustee in the Indenture are hereby extended to and applicable to the Indenture Trustee’s obligations hereunder.

          Section 9.12 Reports to Rating Agencies.

          The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared by the Master Servicer hereunder, as follows:

(i) copies of amendments to this Agreement;

(ii) notice of any substitution or repurchase of any Mortgage Loans;

(iii) notice of any termination, replacement, succession, merger or consolidation of either the Master Servicer or the Trust;

(iv) notice of final payment on the Class A Notes;

(v) notice of any Event of Servicing Termination;

          (vi) copies of the annual independent auditor’s report delivered pursuant to Section 3.11 herein, and copies of any compliance reports delivered by the Master Servicer hereunder including Section 3.10 herein; and

(vii) copies of any Servicing Certificate pursuant to Section 5.03 herein.

          Section 9.13 Inconsistencies Among Transaction Documents.

          In the event certain provisions of a Transaction Document (except for the Trust Agreement) conflict with the provisions of this Agreement, the parties hereto agree that the provisions of this Agreement shall be controlling.

          Section 9.14 Rights of the Insurer to Exercise Rights of Class A Noteholders.

          By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer is an express third party beneficiary of this Agreement and shall have the right to exercise all rights of the Class A Noteholders as specified under this Agreement as if it were a party hereto without any further consent of the Class A Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Class A Noteholders during any period in which there exists an Insurer Default.

          Section 9.15 Reports to Insurer.

          The Seller, the Master Servicer and the Indenture Trustee, as applicable shall provide copies to the Insurer of all statements, reports, opinions, officer’s certificates, requests for consent, requests for amendments to any document related hereto and notices delivered under this Agreement to any other party hereto, any Rating Agency or any Class A Noteholder.

          Section 9.16 Matters Regarding the Owner Trustee.

          It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by [______________], not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by [_____________] but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on [_____________], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall [_____________] be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

ARTICLE X.

EXCHANGE ACT REPORTING

          Section 10.01 Filing Obligations.

          The Master Servicer, the Indenture Trustee, the Owner Trustee and the Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Indenture Trustee, the Owner Trustee and the Seller shall (and the Master Servicer and the Master Servicer shall cause each related Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment requested of it by the Depositor and required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

          Section 10.02 Form 10-D Filings.

          (a) Although the Depositor is responsible under Regulation AB for filing the Form 10-D, the Indenture Trustee hereby agrees that it shall prepare for filing and file within fifteen (15) days after each Payment Date (subject to permitted extensions under the Exchange Act) with the SEC with respect to the Trust, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Indenture Trustee, no later than ten (10) days following the Payment Date, such other information identified by the Depositor or Master Servicer, in writing, to be filed with the SEC (such other information, the “Additional Designated Information”). If the Depositor or Master Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Master Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit Jumber. Any information to be filed on Form 10-D shall be delivered to the Trust Administrator in EDGAR-compatible form or as otherwise agreed upon by the Indenture Trustee and the Depositor or the Master Servicer, as the case may be, at the Master Servicer’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Master Servicer, subject to the two preceding sentences, the Indenture Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the SEC with respect to the Trust. The Master Servicer shall sign the Form 10-D filed on behalf of the Trust.

          (b) No later than each Payment Date, each of the Master Servicer, the Owner Trustee and the Indenture Trustee shall notify (and the Master Servicer shall cause any related Subservicer to notify) the Depositor and the Master Servicer of any Form 10-D Disclosure Item relating to it, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer and the Indenture Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Master Servicer and the Indenture Trustee shall provide such information which is available to the Master Servicer and the Indenture Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Indenture Trustee, based upon the information provided to it by the Master Servicer) as is reasonably required of the Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the delivering of the reports specified in Section 5.03 in the case of the Master Servicer and the Indenture Trustee’s Certificate and Statement to Noteholders in the case of the Indenture Trustee, commencing with the first such report due not less than five (5) Business Days following such request.

          (c) The Indenture Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Indenture Trustee shall have no liability to the Noteholders, the Trust, the Master Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part. For the avoidance of doubt, the Indenture Trustee shall have no liability whatsoever under the Securities Act or the Exchange Act.

          Section 10.03 Form 8-K Filings.

          The Master Servicer shall prepare and file on behalf of the Trust any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Master Servicer. Each of the Indenture Trustee the Owner Trustee and the Master Servicer shall (and the Master Servicer shall cause any related Subservicer to) promptly notify the Depositor and the Master Servicer (if the notifying party is not the Master Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. The Master Servicer shall notify the Depositor if any material pool characteristic of the Mortgage Loans at the time of issuance of the Notes differs by five percent (5%) or more (other than as a result of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Loans in the Prospectus Supplement.

          Section 10.04 Form 10-K Filings.

          Prior to March 30th of each year, commencing in [____] (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust a Form

10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Master Servicer shall sign each Form 10-K filed on behalf of the Trust. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.10(a), (ii) annual report on assessments of compliance with servicing criteria described under Section 10.07 and (iii) accountant’s report described under Section 10.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 10.05.

          If the Item 1119 Parties listed on Exhibit J have changed since the Closing Date, no later than March 1 of each year, the Depositor shall provide each of the Master Servicer (and the Master Servicer shall provide any related Subservicer), the Owner Trustee and the Indenture Trustee with an updated Exhibit J setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in [____], the Master Servicer, the Owner Trustee and the Indenture Trustee shall notify (and the Master Servicer shall cause any related Subservicer to notify) the Depositor and the Master Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer and the Indenture Trustee shall provide to the Depositor, and shall cause each Reporting Subcontractor retained by the Master Servicer or the Indenture Trustee, as applicable, and in the case of the Master Servicer shall cause each related Subservicer that is a Reporting Subcontractor, to provide to the Depositor, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust: (i) if such Person’s report on assessment of compliance with servicing criteria described under Section 10.07 or related registered public accounting firm attestation report described under Section 10.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person’s report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

          Section 10.05 Sarbanes-Oxley Certification.

          Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (including any interpretations thereof by the SEC’s staff)). No later than March 15 of each year, beginning in [____], the Depositor, the Master Servicer and the Indenture Trustee shall (unless such Person is the Certifying Person), and the Master Servicer shall cause each related Subservicer to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), substantially in the form attached hereto as Exhibit I-1 (in the case of the Master Servicer and any Subservicer) and Exhibit I-2 (in the case of the Indenture Trustee), unless another form is mutually agreed upon, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer in charge of the servicing function of the Master Servicer shall serve as the Certifying Person on behalf of the Trust. Neither the Master Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust. In the event that prior to the filing date of the Form 10-K in March of each year, the Master Servicer, the Indenture Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Master Servicer, the Indenture Trustee or the Depositor, as the case may be, shall promptly notify the Master Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          Section 10.06 Form 15 Filing.

          Prior to January 31 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

          Section 10.07 Report on Assessment of Compliance and Attestation.

(a) On or before March 15th of each calendar year, commencing in [____]:

          (A) Each of the Master Servicer, the Master Servicer, the Trust Administrator and the Indenture Trustee shall deliver to the Depositor and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Master Servicer’s, the Trust Administrator’s or the Indenture Trustee’s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit H hereto, unless another form is mutually agreed-upon, delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect. The Depositor and the Master Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

          (B) Each of the Master Servicer and the Indenture Trustee shall deliver to the Depositor and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Master Servicer or the Indenture Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect.

          (C) The Master Servicer shall cause each Subservicer that is a Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section 10.7.

          (D) The Indenture Trustee shall cause each Reporting Subcontractor engaged by it to deliver to the Depositor and the Master Servicer an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section 10.07.

          (E) Each assessment of compliance provided by a Subservicer pursuant to Section 10.07(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 10.07(a)(iii) or (iv) need not address any elements of the Servicing Criteria other than those specified by the Master Servicer or the Indenture Trustee, as applicable, pursuant to Section 10.07(a)(i).

          Section 10.08 Use of Subservicers and Subcontractors.

          (a) The Master Servicer shall cause any Subservicer that is a Reporting Subcontractor used by the Master Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.10 and this Article X to the same extent as if such Subservicer were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subservicer that is a Reporting Subcontractor and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 3.10, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 10.07 and any certification required to be delivered to the Certifying Person under Section 10.05 as and when required to be delivered. As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Master Servicer shall provide to the Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

          (b) It shall not be necessary for the Master Servicer, any Subservicer or the Indenture Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Indenture Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

          As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Indenture Trustee, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 10.07 and 10.09 of this Agreement to the same extent as if such Subcontractor were the Master Servicer or the Indenture Trustee, as applicable (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer or the Indenture Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 10.07, in each case as and when required to be delivered.

          Section 10.09 Amendments.

          In the event the parties to this Agreement desire to further clarify or amend any provision of this Article X, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article X pursuant to Section 9.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations of the consent of any Certificateholder. If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust, the Master Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Master Servicer in this Article X with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Master Servicer satisfactory to the Depositor, and such Master Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit L.

          IN WITNESS WHEREOF, the following have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

FIRST HORIZON ABS TRUST 20[__]-HE[_],

By: [_____________], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as Seller and Master Servicer

By:
Name:
Title:

FIRST HORIZON ASSET SECURITIES INC.,
as Depositor

By:
Name:
Title:
[_____________], not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

STATE OF DELAWARE	)

)

COUNTY OF NEW CASTLE	)

          BEFORE ME, on [_____________], the undersigned authority, a Notary Public, on this day personally appeared ____________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [_____________] not in its individual capacity but in its capacity as Owner Trustee of FIRST HORIZON ABS TRUST 20[__]-HE[_], as the Trust, and that s/he executed the same as the act of such Delaware statutory trust for the purpose and consideration therein expressed, and in the capacity therein stated.

_________________________________

Notary Public, State of ______________

STATE OF TENNESSEE	)

)

COUNTY OF SHELBY	)

          BEFORE ME, on [_____________], the undersigned authority, a Notary Public, on this day personally appeared ____________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association as the Seller and the Master Servicer, and that s/he executed the same as the act of such national banking association for the purpose and consideration therein expressed, and in the capacity therein stated.

_________________________________

Notary Public, State of ______________

STATE OF TEXAS	)

)

COUNTY OF DALLAS	)

          BEFORE ME, on [_____________], the undersigned authority, a Notary Public, on this day personally appeared ___________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FIRST HORIZON ASSET SECURITIES INC., as Depositor, and that s/he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

_________________________________

Notary Public, State of ______________

STATE OF NEW YORK	)

)

COUNTY OF NEW YORK	)

          BEFORE ME, on [_____________], the undersigned authority, a Notary Public, on this day personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [_____________], as Indenture Trustee, and that s/he executed the same as the act of such national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

_________________________________

Notary Public, State of ______________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

EXHIBIT B

LIST OF SERVICING OFFICERS

Terry B. Renoux	President, Consumer Finance	First Horizon Equity Lending

Alfred Chang	Vice President Manager, Asset Securitization	First Horizon Home Loan Corporation

B-1

EXHIBIT C

FORM OF ANNUAL OFFICER’S CERTIFICATE

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

FIRST HORIZON ABS TRUST 20[__]-HE[_]

The undersigned, a duly authorized representative of First Tennessee Bank National Association (“FTBNA”), pursuant to the Sale and Servicing Agreement dated as of [___________] (the “Agreement”), among First Horizon ABS Trust 20[__]-HE[_], a Delaware statutory trust (the “Trust”), First Tennessee Bank National Association, a national banking association, as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Master Servicer”), First Horizon Asset Securities Inc., a Delaware limited liability company, as depositor (the “Depositor”), and [_____________], a [____________], as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the “Indenture Trustee”), does hereby certify that:

1.	FTBNA is, as of the date hereof, the Master Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.	The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

3.	A review of the activities of the Master Servicer during the twelve months ended [DATE], and of its performance under the Agreement, was conducted under my supervision.

4.

Based on such review, the Master Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the twelve months ended [DATE], and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.

The following is a description of each default in the performance of the Master Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Master Servicer during the twelve months ended [DATE], which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Master Servicer, if any, to remedy each such default and (iii) the current status of each such default.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of __________ 200_.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION as Master Servicer,

By:

[Name]:
[Title]:

C-2

EXHIBIT D

FORM OF MORTGAGE NOTE

D-1

EXHIBIT E

FORM OF MORTGAGE

E-1

EXHIBIT F

SPECIMEN OF THE INSURANCE POLICY

[See Tab No. 18]

F-1

EXHIBIT G

FORM OF LOST NOTE AFFIDAVIT

AFFIDAVIT OF LOST NOTE

STATE OF	)

) ss.:

COUNTY OF	)

(name)	,	(address)	, being duly sworn, deposes
and says:

1. that he is a __________________________ of assignor _____________________

2. that (assignor) is the owner and holder of a (type of mortgage) loan in the present principal amount of ____________________ securing the premises known as (premises);

          3. (a) that (assignor), after having conducted a diligent investigation in its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

a note in the original sum of ____________________________________ made by___________________, to_______________, under date of__________________;

(b) this affidavit is being delivered simultaneously with a copy of the original note listed above;

4. that said note and the related mortgage have not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of;

5. that no other person, firm, corporation or other entity has any right, title, interest or claim in said note except (assignor);

6. that it is the intention and understanding of (assignor) to the right, title and interest in the said assign note and mortgage to_____________________________;

          7. that (assignor) covenants and agrees (a) promptly to deliver to (assignee) the original note if it is subsequently found, and (b) to indemnify and hold harmless (assignee) and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of (assignor’s) failure to deliver said original note to (assignee);

G-1

8. that this Affidavit is made to induce ___________________________ to accept an assignment of the note and mortgage described herein.

Name:

Title:

Sworn to before me this

____ day of ____________, __________

G-2

EXHIBIT H

FORM OF REQUEST FOR RELEASE

[DATE]

[_____________]

Attention:

          Re: First Horizon ABS Trust 20[__]-HE[_]

Gentlemen:

          In connection with the administration of the Mortgage Loans held by you as Indenture Trustee under the Sale and Servicing Agreement dated as of [___________], among FIRST HORIZON ABS TRUST 20[__]-HE[_], a Delaware statutory trust (the “Trust”), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Master Servicer”), FIRST HORIZON ASSET SECURITIES INC., a Delaware limited liability company, as depositor (the “Depositor”), and you, as Indenture Trustee (the “Sale and Servicing Agreement”), we hereby request a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Loan No.:

Reason for requesting file:

_____	1.

Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement have been so deposited).

_____	2.	The Mortgage Loan is being foreclosed.

_____	3.

The Mortgage Loan is being re financed by another depository institution. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement have been so deposited).

_____	4.	Other (Describe).

          The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Sale and Servicing Agreement and will promptly be returned to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan has been liquidated.

H-1

          Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement.

[ ]

By:

Name:

Title: Servicing Officer

H-2

EXHIBIT I-1

FORM OF PERFORMANCE CERTIFICATION
(Master Servicer/Subservicer)

I-1-1

EXHIBIT I-2

FORM OF PERFORMANCE CERTIFICATION
(Trust Administration/Indenture Trustee/)

I-2-1

EXHIBIT J

ITEM 1119 PARTY SCHEDULE

FIRST HORIZON ABS TRUST 20[__]-HE[_]

First Horizon HELOC Notes,
Series 20[__]-HE[_]

Party	Contact Information

J-1

EXHIBIT K

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
COMPLIANCE STATEMENT

          The assessment of compliance to be delivered by [the Master Servicer] [Indenture Trustee] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

SERVICING CRITERIA

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Master Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Master Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF MASTER SERVICER] [NAME OF TRUSTEE] [NAME OF CO-TRUSTEE] [SUBSERVICER]

Date:

By:

Name:

Title:

EXHIBIT L

FORM OF SARBANES-OXLEY CERTIFICATION

]

L-1